PART II - OFFERING CIRCULAR

PRELIMINARY OFFERING CIRCULAR: An offering statement pursuant to Regulation A relating to these securities has been filed with the Securities and Exchange Commission. Information contained in this Preliminary Offering Circular is subject to completion or amendment. These securities may not be sold nor may offers to buy be accepted before the offering statement filed with the Commission is qualified. This Preliminary Offering Circular shall not constitute an offer to sell or the solicitation of an offer to buy nor may there be any sales of these securities in any state in which such offer, solicitation or sale would be unlawful before registration or qualification under the laws of any such state. We may elect to satisfy our obligation to deliver a Final Offering Circular by sending you a notice within two business days after the completion of our sale to you that contains the URL where the Final Offering Circular or the offering statement in which such Final Offering Circular was filed may be obtained.

PRELIMINARY OFFERING CIRCULAR DATED: AUGUST 18, 2020, SUBJECT TO COMPLETION

LB 1 LLC

c/o Amed Hazel

818 Natchez Valley Trace

Grayson, GA 30017

Best Efforts Offering of

$50,000,0001

Note Investments (“Notes”)

Minimum Note Holder Amount: $500

Interest Rates Based on Investment Amount and Duration

	Investment Term
Investment Amount	3 Years	5 Years
$500 - $10,000	6%	7%
>$10,000	8%	9%

This Offering Circular relates to the offer and sale on a best efforts basis of up to an aggregate of $50,000,000 in Notes issued by LB1 LLC (the “Company”). The offering will commence as soon as this Offering Circular has been qualified by the Securities and Exchange Commission (the “SEC”) and shall remain open to new and existing investors through subsequent closings until the Company has sold Securities with an aggregate purchase price of $50,000,000, unless earlier terminated in the Manager’s sole discretion. This offering is available to both accredited and non-accredited investors. Generally, if you are a non-accredited investor, your aggregate investment in any particular offering may not exceed more than 10% of the greater of your annual income or net worth. Before making any representation that your investment does not exceed applicable thresholds, we encourage you to review Rule 251(d)(2)(i)(c) of Regulation A. For general information on investing, we encourage you to refer to www.investor.gov.

The Company is a Delaware limited liability company. The manager of the Company is Legacy Builders Management, LLC (the “Manager”), a Delaware limited liability company. The Company will endeavor to produce attractive risk adjusted returns by investing in a range of real estate backed opportunities. Opportunities may include, but are not limited to loans to Affiliates, investments into Affiliates’ other funds, preferred equity investments and partnerships, the acquisition and disposition of non-performing notes as well as other real estate backed investment funds. Investments shall be made in target markets in which the Manager feels confident and comfortable in its ability to invest and underwrite effectively. The Company may also take any action incidental and conducive to the furtherance of the aforementioned purposes.

The Company is hereby offering to investors, pursuant to this Offering Circular, an opportunity to purchase Notes in the minimum amount of Five Hundred Dollars ($500) (the “Minimum Investment Amount”) and up to the maximum aggregate amount of Fifty Million Dollars ($50,000,000) (the “Maximum Offering Amount”) in any twelve (12) month period (the “Offering”). The Manager has the sole discretion to accept investments in a lesser amount or require a higher Minimum Investment Amount.

________

1 The Company expects to raise no more than $50 million with this Offering.

1

	Price to public	Underwriting discount and commissions (1)	Proceeds to Issuer	Proceeds to Other Persons (2)
Per Share Offered	$500	N/A	$499	$1
TOTAL OFFERING	$50,000,000	N/A	$49,900,000	$100,000

(1)	The Company does not intend to use commissioned sales agents or underwriters. Please refer to the section entitled “PLAN OF DISTRIBUTION” of this Offering Circular for additional information.
(2)	Proceeds may be used to pay the fees associated with the company’s accountants, legal counsel and other service providers in connection with preparing and filing this Offering Circular. Such amounts are not contingent on the amount of securities sold.

Investing in the Securities involves a high degree of risk, including risks associated with income tax, use of proceeds and conflicts of interest. Before buying any Securities, you should carefully read the discussion of material risks of investing in the Securities in “RISK FACTORS” herein. This Offering Circular supersedes any prior offering memorandum with respect to the Securities.

THE UNITED STATES SECURITIES AND EXCHANGE COMMISSION DOES NOT PASS UPON THE MERITS OF OR GIVE ITS APPROVAL TO ANY SECURITIES OFFERED OR THE TERMS OF THE OFFERING, NOR DOES IT PASS UPON THE ACCURACY OR COMPLETENESS OF ANY OFFERING CIRCULAR OR OTHER SOLICITATION MATERIALS. THESE SECURITIES ARE OFFERED PURSUANT TO AN EXEMPTION FROM REGISTRATION WITH THE COMMISSION; HOWEVER, THE COMMISSION HAS NOT MADE AN INDEPENDENT DETERMINATION THAT THE SECURITIES OFFERED ARE EXEMPT FROM REGISTRATION.

2

3

IMPORTANT INFORMATION REGARDING THIS OFFERING CIRCULAR

This offering circular has been prepared solely for the benefit of authorized persons interested in the offering. This memorandum does not constitute an offer or solicitation to any person except those particular persons who satisfy the suitability standards described herein.

This offering circular is part of an offering statement that we filed with the SEC, using a continuous offering process. Periodically, as we make material investments, or have other material developments, we will provide an offering circular supplement that may add, update or change information contained in this offering circular. Any statement that we make in this offering circular will be modified or superseded by any inconsistent statement made by us in a subsequent offering circular supplement. The offering statement we filed with the SEC includes exhibits that provide more detailed descriptions of the matters discussed in this offering circular. You should read this offering circular and the related exhibits filed with the SEC and any offering circular supplement, together with additional information contained in our annual reports, semi-annual reports and other reports and information statements that we will file periodically with the SEC. See the section entitled “Additional Information” below for more details.

There is no public market for the Notes and none is expected to develop in the future. Sums invested are also subject to substantial restrictions upon withdrawal and transfer, and the Notes offered hereby should be purchased only by investors who have no need for liquidity in their investment.

Non-U.S. investors have certain restrictions on resale and hedging under regulation S of the act. Distributions under this offering might result in a tax liability for the non-U.S. investors. Each prospective investor is urged to consult his, her or its own tax advisor or pension consultant to determine his, her or its tax liability.

No person has been authorized in connection with this offering to give any information or to make any representations other than those contained in this memorandum, and any such information or representations should not be relied upon. Any prospective purchaser of Notes who receives any such information or representations should contact the manager immediately to determine the accuracy of such information. Neither the delivery of this memorandum nor any sales hereunder shall, under any circumstances, create an implication that there has been no change in the affairs of the company or in the information set forth herein since the date hereof.

Prospective investors should not regard the contents of this memorandum or any other communication from the company as a substitute for careful and independent tax and financial planning. Each prospective investor is encouraged to consult with his, her, or its own independent legal counsel, accountant and other professionals with respect to the legal and tax aspects of this investment and with specific reference to his, her, or its own tax situation, prior to subscribing for Notes.

The purchase of Notes by an individual retirement account (“IRA”), Keogh plan or other qualified retirement plan involves special tax risks and other considerations that should be carefully considered. Income earned by qualified plans as a result of an investment in the company may be subject to federal income taxes, even though such plans are otherwise tax exempt.

The Notes are offered subject to prior sale, acceptance of an offer to purchase, and to withdrawal or cancellation of the offering without notice. The manager reserves the right to reject any investment in whole or in part.

The manager will make available to any prospective investor and his, her, or its advisors the opportunity to ask questions and receive answers concerning the terms and conditions of the offering, the company or any other relevant matters, and to obtain any additional information to the extent the manager possesses such information.

The information contained in this memorandum has been supplied by the manager. This memorandum contains summaries of documents not contained in this memorandum, but all such summaries are qualified in their entirety by references to the actual documents. Copies of documents referred to in this memorandum, but not included as an exhibit, will be made available to qualified prospective investors upon request.

4

SUMMARY OF OFFERING

The following information is only a brief summary of, and is qualified in its entirety by, the detailed information appearing elsewhere in this Offering Circular. This Offering Circular, together with the exhibits attached including, but not limited to, the Limited Liability Company Operating Agreement of the Company (the “Operating Agreement”), and Subscription Agreement, should be read in their entirety before any investment decision is made. All capitalized terms used herein but not defined herein shall have the meaning ascribed to them in the Operating Agreement. If there is a conflict between the terms contained in this Offering Circular and the Operating Agreement, then this Offering Circular shall prevail.

The Company

LB 1 LLC (the “Company”) is a Delaware limited liability company with a principal office located at 818 Natchez Valley Trace, Grayson, Georgia, 30017. The Company purchases distressed debt and may make loans, mostly in the east coast of the United States.

The Manager

Legacy Builders Management LLC is a Delaware limited liability company located at 818 Natchez Valley Trace, Grayson, Georgia. The Manager will manage the Company. The Manager and its Affiliates will receive Management and other Fees.

Investment Objective

The Company is focused on purchasing and selling performing and non-performing mortgage notes secured by first deeds of trust, mortgages or land contracts, as well as originating and selling real estate backed mortgage loans. The Company intends to conduct operations throughout the United States.

Offering Size	The Company is seeking to raise a maximum aggregate amount of $50 million. However; the Manager, in Manager's discretion may reduce the maximum aggregate amount
Manager Capital Commitment

The Manager may make, directly or indirectly through its Affiliates or members, a Capital Commitment to the Company, but any such capital commitment shall not exceed five percent (5%) of the aggregate amount of Notes issued. The investment would be made as a member of the Company, and will be subordinate to the Notes issued to the Note Holders of the Company. The Manager is NOT obligated to make any Capital Commitment.

Term of the Company

The Company is an open-ended “evergreen” Company with no set end date. The Manager expects to originate and acquire Company Assets on a frequent and ongoing basis and will continue to do so indefinitely until the Maximum Offering has been reached, or until the Manager believes market conditions do not justify doing so. The Manager intends generally to utilize the return of capital from the disposition of Company Assets to originate and acquire new Company Assets, however; the Manager expects to manage the Company’s investments and capital structure in such a manner as to attempt to provide a reasonable level of capability for the Company to accommodate redemption requests given the relatively illiquid nature of real estate based investments in general.

If the Manager deems it appropriate based on evolving market conditions and dynamics, the Manager shall cease to originate and acquire new Company Assets and shall distribute any return of capital from the disposition of Company Assets in accordance with the Liquidation Waterfall until all Company Assets have been liquidated. The Manager may choose to redeem Notes and liquidate Company Assets at any time during the life of the Company.

5

Note Holders/Notes		Investment Term
	Investment Amount	3 Years	5 Years
	$500 - $10,000	6%	7%
	>$10,000	8%	9%

Note Holders will be lenders to the Company on a Pari Passu basis with the other Note Holders and have a blanket secured interest in the Company Assets and the Units of the Company.

The Note Holders’ secured interest will be in a senior position except in circumstances where individual Company Assets have been or are being pledged by the Company to any senior lender ("Credit Facility or "Facility").

The amount of unbonded property (assets) is 100%. In other words, one hundred percent (100%) of the Offering proceeds, less costs and expenses related to the Offering, will be used to purchase assets that the Company will pledge to the Note Holders in this Offering.

The Notes shall accrue interest at the specified rate, which shall be due and will be paid in full on maturity.

The Notes do NOT convert.

There is NO sinking fund or amortization.

The Company may prepay the outstanding principal and interest to any Note Holder at any time without penalty.

With the Manager’s written consent, the Note Holder may request an early repayment of the Note in writing.  The Manager may or may not prepay the Note and accrued interest in the Manager’s sole discretion.

Extension and Required Cash Out Notice

The Company may not be able to repay the principal balance of a Note at its Maturity Date. The Company shall have the right, upon receipt of 90-day Cash-Out Notice, to continue to make interest payments on a monthly basis to the Note Holder at the existing Note Rate plus 1% for up to 90 days beyond the Maturity Date without such continuation constituting an Event of Default.

The Note Holder shall have the sole responsibility for notifying the Manager of its desire to cash-out Note Holder’s Note. No later than 90 days prior to the Maturity Date, a Note Holder shall notify the Manager of Note Holder's desire to cash-out and receive payment of outstanding principal and interest upon the Maturity Date. If the Note Holder does not provide the 90-day Cash-Out Notice, the Note upon the Maturity Date will automatically extend at the Note rate less 1% until either (i) the Note Holder notifies the Company that it wishes for the outstanding balance of the Note to be rolled over into a new Note, and such new Note is executed, or (ii) 90 days after the Note Holder provides a Cash-Out Notice.

Minimum Investment

Investors shall have the opportunity to purchase notes (“Notes”) from the Company in the minimum investment amount of Five Hundred Dollars ($500), however; the Manager may, in Manager’s discretion, accept a lesser amount.

Quarterly Distributions

Note holders shall have the option (prior to any liquidation of the Company) to receive Returns actually distributed either (a) paid to them via ACH, or (b) have the earned interest reinvested into the Note Holder’s capital account on a quarterly basis.

Redemption

Notes that are not otherwise redeemed at maturity may be redeemed by the Manager in its sole discretion. The granting or not of the early Repayment request shall be subject to the sole discretion of the Manager and may be subject to an Early Repayment Fee.

Investor Suitability

This offering is limited to certain individuals, Keogh plans, IRAs and other qualified Investors who meet certain minimum standards of income and/or net worth. Each purchaser must execute a Subscription Agreement and Investor Questionnaire making certain representations and warranties to the Company, including such purchaser’s qualifications as a “Qualified Purchaser.” (See “Investor Suitability herein”).

6

Financial Reporting

The Company expects to use the accrual basis of accounting and shall prepare its financial statements in accordance with Generally Accepted Accounting Principles (“GAAP”). The Company will produce a minimum of quarterly financial reports to investors.

Books and Records

Note Holders or their authorized representatives shall at all reasonable times and for any purpose reasonably related to the business and affairs of the Company and their interest therein have access to the Company’s books and records.

Affiliates of the Manager

The Affiliates of the Manager include, but are not limited to Premier Fund Management Group, LLC, Legacy Builders LLC, Legacy Builders Management LLC, Amed Hazel and Rochelle Hazel are either directly or indirectly controlling principals of the Company.

Management Fee	The Manager will charge an annual Management Fee of 3% of the total Assets Under Management (“AUM”). The Management Fee shall be calculated, prorated, and paid at the end of each calendar month.
Company Administration

The Company intends initially to manage administration in house, but may retain the services of an outside third-party administrator to provide administration and investor relations functions. The cost thereof shall be a Company Expense, at a cost not to exceed .35% of the Company’s AUM. Loan servicing shall be administered internally by the Manager, or an Affiliate of the Manager at usual and customary market rates.

Company Income	The Company will receive as Company income, 100% of all interest collected on loans.
Use of Leverage/Credit Facilities

The Company and/or any SPV(s) of the Company may choose to borrow money from time to time from one or more senior lenders (“Credit Facilities” or “Facilities”) and may pledge one or more Company Assets as collateral for any such borrowing.

Any Facility shall be nonrecourse to the Members. The Manager (and/or its principals) and the Company may agree to provide its Guarantees for a given Facility but are not required to do so. Any Facility will likely have covenants that affect the Company, any SPVs, and the Manager.

Company Expenses

Company Expenses shall include, but not necessarily be limited to the following: Company organizational costs, legal and accounting related costs for tax return preparation, financial statement preparation and/or audits, legal fees and costs, filing, licensing or other governmental fees, other third party audits, loan servicing fees, insurance costs (including without limitation GL, D&O, E&O and Fidelity), Company administration costs, fees associated with any Credit Facilities; and any other expenses associated with operation of the Company or management of its Assets. Expenses may include expenses for services provided by Affiliates and costs and expenses may be apportioned and/or reimbursed to or from Affiliates.

7

Waterfall	The following outlines the priority ( Waterfall ) for the distribution of cash from the Company:

	•	Interest and principal payments on any Facility;
	•	Company Expenses;
	•	Manager annualized 3% Management Fee (paid monthly) on total AUM as of the last calendar day of each month, and any other fees due the Manager;
	•	Note Holder interest, payable quarterly;
	•	Repayment of maturing Notes, if any; and
	•	Distribution of remaining cash to the Manager.

Upon dissolution of the Company, except a dissolution caused by the dissolution, bankruptcy, or withdrawal of the Manager where a substitute Manager is retained within 90 days of such dissolution or bankruptcy or one year in the case of withdrawal, the Company will be liquidated and the proceeds of liquidation will be applied as follows:

	•	Interest and outstanding principal balance of any Credit Facility;
	•	Liquidation and/or other Company Expenses;
	•	Manager annualized 3% Management Fee (paid monthly) on total AUM as of the last day of each calendar month; and
	•	Note Holder principal, followed by accrued Note Holder interest, all on a Pari Passu basis; and
	•	Distribution of remaining assets to the Manager.

STATE LAW EXEMPTION AND PURCHASE RESTRICTIONS

Securities will be sold only to “qualified purchasers” (as defined in Regulation A under the Securities Act). As a Tier 2 offering pursuant to Regulation A under the Securities Act, this offering will be exempt from state law “Blue Sky” review, subject to meeting certain state filing requirements and complying with certain anti-fraud provisions, to the extent that investments offered hereby are offered and sold only to “qualified purchasers” or at a time when our Securities are listed on a national securities exchange. “Qualified purchasers” include: (i) “accredited investors” under Rule 501(a) of Regulation D and (ii) all other investors so long as their investment in does not represent more than 10% of the greater of their annual income or net worth (for natural persons), or 10% of the greater of annual revenue or net assets at fiscal year-end (for non-natural persons). Accordingly, we reserve the right to reject any investor’s subscription in whole or in part for any reason, including if we determine in our sole and absolute discretion that such investor is not a “qualified purchaser” for purposes of Regulation A.

To determine whether a potential investor is an “accredited investor “ for purposes of satisfying one of the tests in the “qualified purchaser” definition, the investor must be a natural person who has:

1.	an individual net worth, or joint net worth with the person’s spouse, that exceeds $1.0 million at the time of the purchase, excluding the value of the primary residence of such person; or

2.	earned income exceeding $200,000 in each of the two most recent years or joint income with a spouse exceeding $300,000 for those years and a reasonable expectation of the same income level in the current year. If the investor is not a natural person, different standards apply. See Rule 501 of Regulation D for more details.

For purposes of determining whether a potential investor is a “qualified purchaser,” annual income and net worth should be calculated as provided in the “accredited investor” definition under Rule 501 of Regulation D. In particular, net worth in all cases should be calculated excluding the value of an investor’s home, home furnishings and automobiles.

8

STATEMENT REGARDING FORWARD-LOOKING INFORMATION

This Offering Circular contains certain forward-looking statements that are subject to various risks and uncertainties. Forward-looking statements are generally identifiable by use of forward-looking terminology such as “may,” “will,” “should,” “potential,” “intend,” “expect,” “outlook,” “seek,” “anticipate,” “estimate,” “approximately,” “believe,” “could,” “project,” “predict,” or other similar words or expressions. Forward-looking statements are based on certain assumptions, discuss future expectations, describe future plans and strategies, contain financial and operating projections or state other forward-looking information. Our ability to predict results or the actual effect of future events, actions, plans or strategies is inherently uncertain. Although we believe that the expectations reflected in our forward-looking statements are based on reasonable assumptions, our actual results and performance could differ materially from those set forth or anticipated in our forward-looking statements. Factors that could have a material adverse effect on our forward-looking statements and upon our business, results of operations, financial condition, funds derived from operations, cash available for dividends, cash flows, liquidity and prospects include, but are not limited to, the factors referenced in this Offering Circular, including those set forth below.

When considering forward-looking statements, you should keep in mind the risk factors and other cautionary statements in this Offering Circular. Readers are cautioned not to place undue reliance on any of these forward-looking statements, which reflect our views as of the date of this Offering Circular. The matters summarized below and elsewhere in this Offering Circular could cause our actual results and performance to differ materially from those set forth or anticipated in forward-looking statements. Accordingly, we cannot guarantee future results or performance. Furthermore, except as required by law, we are under no duty to, and we do not intend to, update any of our forward-looking statements after the date of this Offering Circular, whether as a result of new information, future events or otherwise.

9

RISK FACTORS

There are significant risks associated with investing in the Company’s Securities and such Securities are highly speculative and should not be purchased by anyone who cannot afford a total loss of his or her entire investment. Before you purchase Securities in the Company, please review below a list of risks that the Company specifically wants to bring to your attention. There are undoubtedly many more risks that could interfere with the business of the Company and the summary below is not intended to be full and complete. You should carefully consider the following risk factors together with all of the other information included in this offering circular, including the matters addressed under “Forward-Looking Statements,” in evaluating an investment in the Company’s Securities. If any of the following risks were to occur, the Company’s business, financial condition, results of operations, cash flows and ability to make cash distributions could be materially adversely affected.

Risks Relating to an Investment in the Company - General

We are conducting this offering on a “best efforts” basis.

This Offering is being conducted on a “best efforts” basis. No guarantee can be given that all or any of the securities will be sold, or that sufficient proceeds will be available to conduct successful operations. Receipt of a relatively small amount of capital contributions may reduce the ability of the Company to spread investment risks through diversification of its loan portfolio. If we are unable to raise substantial funds, we will make fewer investments resulting in less diversification in terms of the type, number and size of investments that we make. In that case, the likelihood that any single asset’s performance would adversely affect our profitability will increase. Your investment in our shares will be subject to greater risk to the extent that we lack a diversified portfolio of investments. Further, we will have certain fixed operating expenses, including certain expenses as a public reporting company, regardless of whether we are able to raise substantial funds in this offering. Our inability to raise substantial funds would increase our fixed operating expenses as a percentage of gross income, reducing our net income and limiting our ability to make distributions.

An investment in Securities is speculative and there is no guarantee of profitability.

The Manager anticipates that revenues will be sufficient to create net profits for the Company. However, there can be no assurance that revenues will be sufficient for such purpose. Although the Manager believes in each investment’s economic viability, there can be no guarantee that the investments will be profitable to the extent anticipated. Poor performance by a few of the investments could significantly affect the total returns to Investors.

There is no guaranteed return of investor’s investment.

The investments offered hereby are speculative and involve a high degree of risk. There can be no guarantee that an Investor will realize a substantial return on the investment, or any return at all, or that the Investor will not lose the entire investment. For this reason, each prospective Investor should read this Offering Circular and all documents in the Subscription Booklet carefully and should consult with his/her or its own legal counsel, accountant(s), or business advisor(s) prior to making any investment decision.

There is no assurance that we can obtain suitable financing arrangements.

The Company and/or any SPV(s) of the Company may choose from time to time to borrow money from one or more lenders (a “Credit Facility” or “Facility”) and utilize one or more Company Assets as collateral for any such borrowing. The Company further may issue debt securities in the future. The Operating Agreement grants the Manager significant latitude and discretion in its ability to use Credit Facilities in the operation of the Company. However, the Operating Agreement also places specific limitations on the use of Credit Facilities by the Manager, namely:

The Company will not utilize a Facility in an amount in excess of 80% of the Stated Value of any Company Asset at the time of procurement of that debt.

10

Any Facility shall be nonrecourse to the Investors. The Manager and/or the Company may agree to provide its Guaranty for a given Facility but is not required to do so. Any Facility will likely have covenants that affect the Company, any SPV(s), and the Manager.

Although the purpose of leverage is to provide flexibility and additional liquidity options to the Company, reduce required Member equity, as well as potentially increase the overall Member return, its use is inherently risky and can instead increase the risk of loss.

Risks Related to Compliance and Regulation

We are subject to significant government regulation, which may affect our ability to operate.

The industry in which the Company will become an active participant may be highly regulated at both state and federal levels, both with respect to its activities as an issuer of securities and its investing activities. Some of these regulations are discussed in greater detail below under “U.S. Securities Laws and Foreign Investors,” “Compliance with Anti-Money Laundering Requirements,” “Usury Risk,” “Risk that the Company May Become Subject to the Provisions of the Investment Company Act of 1940,” “Risk that the Manager May Become Subject to the Provisions of the Investment Advisers Act of 1940,” “The Company’s Reliance on Exclusions from the Investment Company Act May Impact Certain Investment Decisions,” and “Recent and Anticipated Legislative and Regulatory Activity.” The Company or the Company Assets may be subject to governmental regulations in addition to those discussed in this Offering Circular, and new regulations or regulatory agencies may develop that affect the Company’s operations and ability to generate revenue. The Company will attempt to comply with all applicable regulations affecting the markets in which it operates. However, such regulation may become overly burdensome and therefore may have a negative effect on the Company’s ability to perform as illustrated.

We are offering securities pursuant to recent amendments to Regulation A promulgated pursuant to the Jumpstart Our Business Startups Act of 2012, or the JOBS Act, and we cannot be certain if the reduced disclosure requirements applicable to Tier 2 issuers will make our securities less attractive to investors as compared to a traditional initial public offering.

As a Tier 2 issuer, we will be subject to scaled disclosure and reporting requirements as compared to a traditional initial public offering, which may make an investment in our Securities less attractive to investors who are accustomed to enhanced disclosure and more frequent financial reporting. In addition, given the relative lack of regulatory precedence regarding the recent amendments to Regulation A, there is a significant amount of regulatory uncertainty in regards to how the SEC or the individual state securities regulators will regulate both the offer and sale of our securities, as well as any ongoing compliance that we may be subject to. If our scaled disclosure and reporting requirements, or regulatory uncertainty regarding Regulation A, reduces the attractiveness of our Securities, we may be unable to raise the necessary funds necessary to commence operations, or acquire property, which could severely affect the value of our Securities.

We may become subject to the Investment Company Act, which could interfere with our intended operations.

The Company intends to operate so as to not be regulated as an investment company under the Investment Company Act based upon certain exemptions thereunder. Specifically, the Company expects to be exempted from registration under the Investment Company Act because the Company will be primarily engaged in purchasing or acquiring mortgages and other liens on, and interests in, real estate and the purchase and/or sale of loans, assets and distressed assets as determined under exemptions from the Investment Company Act and rules issued thereunder. Accordingly, the Company does not expect to be subject to the restrictive provisions of the Investment Company Act. However, if the Company fails to qualify for exemption from registration as an investment company, its ability to conduct its business as described herein will be compromised. Any such failure to qualify for such exemption would likely have a material adverse effect on the Company.

Our reliance on certain exclusions from the Investment Company Act may impact certain investment decisions.

The Investment Company Act excludes a real estate program from the definition of an “investment company” if it is “primarily engaged” in, the origination or acquisition of mortgages and other liens on, and/or interests in, real estate. The Manager has not sought a no-action letter from the SEC to confirm that the Company is eligible for this exemption. However, the Manager will rely on guidance issued by the SEC stating that so long as qualifying percentages of the Company’s assets consist of (1) mortgages and other liens on or interests in real estate; and (2) the remaining percentage of the Company’s assets consist primarily of real estate related assets, the Company will remain exempt from the Investment Company Act registration requirements. These formulaic requirements may negatively impact the Company’s investment flexibility and the ability of the Manager to invest in other funds, limited partnerships, limited liability companies, and other similar vehicles.

11

This offering is being made subject to Regulation A, which has recently undergone significant changes.

The Company is conducting this offering pursuant to Regulation A, which was amended effective June 19, 2015. Because of these recent amendments, there is still significant uncertainty with respect to the parameters of an offering pursuant to this regulation. In addition, these regulations may change as regulators develop practices with respect to such amendments, which changes may be detrimental to the Company or its ability to raise funds. If the Company were to inadvertently violate the parameters of this type of offering, it may be subject to enforcement action or civil liabilities under securities laws. Such violation may also affect the Company’s ability to raise capital in the future.

Compliance with anti-money laundering requirements may require the Company to disclose investor information to regulatory authorities.

The Company may be subject to certain provisions of the Uniting and Strengthening America By Providing Appropriate Tools Required to Intercept and Obstruct Terrorism Act of 2001 (“the Patriot Act”), including, but not limited to, Title III thereof, the International Money Laundering and Abatement and Anti-Terrorist Financing Act of 2001 (“Title III”), certain regulatory and legal requirements imposed or enforced by the Office of Foreign Assets Control (“OFAC”) and other similar laws of the United States. In response to increased regulatory concerns with respect to the sources of the Company’s capital used in investments and other activities, the Manager may request that Investors provide additional documentation verifying, among other things, such Investor’s identity and source of funds to be used to purchase Units. The Manager may decline to accept a subscription if this information is not provided or on the basis of the information that is provided. Requests for documentation and additional information may be made at any time during which a Member holds Units. The Manager may be required to report this information, or report the failure to comply with such requests for information, to appropriate governmental authorities, in certain circumstances without informing a Member that such information has been reported. The Manager will take such steps as it determines are necessary to comply with applicable law, regulations, orders, directives or special measures, including, but not limited to, those imposed or enforced by OFAC, the Patriot Act and Title III. Governmental authorities are continuing to consider appropriate measures to implement anti-money laundering laws and at this point it is unclear what steps the Manager may be required to take; however, these steps may include prohibiting a Member from making further contributions of capital to the Company, from lending further monies to the Company, depositing distributions or interest to which such Member would otherwise be entitled into an escrow account or causing the withdrawal of such Investor from the Company.

Risks Related to Conflicts of Interest

There are conflicts of interest between us, our Manager and its Affiliates.

The Manager, its Affiliates, and its principals are subject to various conflicts of interest in managing the Company. The Company will pay the Manager and/or Affiliates substantial fees, some of which are not determined by arm’s length negotiations. The Company will pay a monthly Management Fee to the Manager of 3% (annualized) of the total collective assets under management, (“AUM”) as determined on the last day of each month. Given that the Management Fee and other fees are calculated off the AUM, a potential incentive exists for the Manager to inflate the AUM in order to increase the Manager’s fees.

The Manager and/or Affiliates may charge reasonable, market-based loan origination, extension, processing, underwriting, administration, loan servicing, legal, accounting and inspection fees in connection with services provided in connection with the business of the Company. The Manager and/or Affiliates may receive fees in connection with the origination of mortgage loans. The Manager and/or Affiliates may receive compensation in the form of commissions paid through the closing of the purchase or sale of a Company borrower, or Company Asset. The Manager and/or Affiliates may receive compensation from the construction and project management services it provides to Company Borrowers or the Company directly for properties it acquires through foreclosure. The Manager and/or Affiliates may receive compensation for title and escrow related services it provides to borrowers and/or the Company directly. All fees and compensation paid to Affiliates shall be market-based and commercially reasonable at all times. In these regards, the interests of the Manager and its Affiliates are in conflict with the Members.

The Company does not at this time have its own officers, directors, or employees. The Manager supervises and controls the business affairs of the Company, locates investment opportunities for the Company, raises capital for the Company, administers the financial affairs of the Company, and renders certain other services. The Manager, however, shall devote only such time to the Company’s affairs as may be reasonably necessary to conduct its business. The Manager, and/or its Affiliates and principals, may be a manager of other companies (some of which may directly compete with the business of the Company) and have other business interests of significance. These conflicts are described in greater detail under “Conflicts of Interest” below.

12

The Company will make Mortgage Loans and Preferred Equity Investments to Affiliates of the Manager.

The Company may make Mortgage Loans and preferred equity investments to one or more of the Manager’s Affiliates, and allocating the Manager’s management time, services, and functions between such Affiliate and the Company presents an inherent conflict of interest. The Manager, however, believes that it will have sufficient staff, consultants, independent contractors, and business managers to perform all necessary responsibilities to the Company, while servicing the needs of any Affiliate who is a Borrower from the Company.

It is the Company’s policy that loans and investments made to an Affiliate will be underwritten to the same standards as a loans and investments made to a non-affiliated Borrower; however, there is subjectivity in determining whether any Borrower has met the underwriting criteria.

Additionally, while the Company and the Manager expect to take the same approach to all Borrowers, it is uncertain that the Company and Manager would exercise the same level of assertiveness and the same collection practices with Affiliated Borrowers than with non-Affiliated Borrowers.

An increase in the number of Notes issued may reduce the amount the Company has available to make distributions to investors.

The Company is open-ended, which means it does not have restrictions on the amount of Notes the Company will issue. If demand is high enough, the Company may continue to issue Notes no matter how many Investors there are. While this Offering is for up to a maximum amount of $50,000,000, this amount may be increased at any time in the sole discretion of the Manager. Additional Notes may be sold from time to time to the Manager, its Affiliates, new Investors, or current Investors that choose to exercise their Reinvestment Option. As additional Notes are issued, the increase in Notes may reduce the amount the Company has available to make distributions to any one Investor, as distributions will need to be distributed amongst more Notes. The Company intends to only accept additional capital to the extent it will result in additional yields sufficient to provide for the associated distributions, but the Company cannot assure Investors that this will happen. In addition, subsequent sales may be on terms that are more or less favorable to the Note Holders than under previous issuances of Notes. Since all Notes are Pari Passu however, Investors that paid different amounts may be entitled to similar returns.

Risks Related to Mortgage Loans and Real Estate Asset Based Model

Real estate investing is inherently risky.

The Company will be subject to the risks that generally relate to investing in real estate. Real estate historically has experienced significant fluctuations and cycles in performance that may result in reductions in the value of the Company’s real estate related investments. The performance and value of its investments once originated or acquired depends upon many factors beyond the Company’s control. The ultimate performance and value of the Company’s investments are subject to the varying degrees of risk generally incident to the ownership and operation of the properties in which the Company invests and which collateralize or support its investments.

13

The ultimate performance and value of the Company’s investments will depend upon, in large part, the Borrower’s or the Company’s ability to operate any given property so that it produces sufficient cash flows necessary to pay the interest and principal due to the Company on its Mortgage Loans and investments and/or to recover the Company’s equity investment in the case of REO. Revenues and cash flows may be adversely affected by: changes in national or local economic conditions; changes in local real estate market conditions due to changes in national or local economic conditions or changes in local property market characteristics, including, but not limited to, changes in the supply of and demand for competing properties within a particular local property market; competition from other properties offering the same or similar services; changes in interest rates and the credit markets which may affect the ability to finance, and the value of, investments; the ongoing need for capital improvements, particularly in older building structures; changes in real estate tax rates and other operating expenses; changes in governmental rules and fiscal policies, civil unrest, acts of God, including earthquakes, hurricanes, and other natural disasters, acts of war, or terrorism, which may decrease the availability of or increase the cost of insurance or result in uninsured losses; changes in governmental rules and fiscal policies which may result in adverse tax consequences, unforeseen increases in operating expenses generally or increases in the cost of borrowing; decreases in consumer confidence; government taking investments by eminent domain; various uninsured or uninsurable risks; the bankruptcy or liquidation of major tenants; adverse changes in zoning laws; the impact of present or future environmental legislation and compliance with environmental laws; the impact of lawsuits which could cause the Company to incur significant legal expenses and divert management’s following:

Other owner(s) of a Participation in such an Asset may have different ideas, motivations, or desired outcomes than the Company which may give rise to disputes in how to manage such as Asset. There may be additional legal costs for Participations in event of default due to having multiple participants in the ownership of the Asset.

The Company’s real estate related investments will be subject to the varying degrees of risk and significant fluctuations in their value. The value of the Company’s investments depends upon the real property owner’s ability to repair or rehabilitate the property as projected, operate the real property in a manner sufficient to meet its commitments, including debt service, and/or maintain or increase revenues in excess of operating expenses or, in the case of real property leased to a single lessee, the ability of the lessee to make rental payments. Revenues may be adversely affected by changes in national or international economic conditions; changes in local market conditions due to changes in general or local economic conditions and neighborhood characteristics; the financial condition of tenants, buyers, and sellers of properties; competition from other properties offering the same or similar services; changes in interest rates and in the availability, cost, and terms of mortgages; the impact of present or future environmental legislation and compliance with environmental laws; the ongoing need for capital improvements (particularly in older structures); changes in real estate tax rates and other operating expenses; adverse changes in governmental rules and fiscal policies; civil unrest; acts of God, including earthquakes, hurricanes, and other natural disasters; acts of war; acts of terrorism (any of which may result in uninsured losses); adverse changes in zoning laws; and other factors that are beyond the control of the real property owners and the Company. In the event that any of the properties underlying the Company’s investments experience any of the foregoing events or occurrences, the ability of the real property owner to pay the interest and principal on any debt securities would be negatively impacted.

The Company may invest in subordinated (Unsecured or Second Lien Position) Loans which are inherently risky.

Some of the Company’s investments may consist of subordinated Mortgage Loans. Such investments will be subordinated to the senior obligations of the property or issuer, either contractually, inherently due to the nature of equity securities, or both. In the event of default on the senior debt, the Company as a holder of a subordinated loan may be at the risk of realizing a loss of up to all of its investment before the senior debt will suffer any loss. Consequently, greater credit risks are usually attached to these subordinated investments than to a Borrower’s first mortgage or other senior obligations. In addition, these securities may not be protected by financial or other covenants and may have limited liquidity. Adverse changes in the Borrower’s financial condition and/or in general economic conditions may impair the ability of the Borrower to make payments on the subordinated securities and cause them to default more quickly with respect to such securities than with respect to the Borrower’s senior obligations. In most cases, the Company’s management of its investments and its remedies with respect thereto, including the ability to foreclose on any Collateral securing investments, will be subject to the rights of the more senior lenders and contractual Inter-creditor provisions.

14

The Company’s investments are illiquid in nature.

Although some of the Company’s investments may generate current income, the illiquidity commonly associated with real estate investments may limit the Company’s ability to vary its portfolio of investments in response to changes in economic and other conditions. Illiquidity may result from the absence of an established market for investments as well as the legal or contractual restrictions on their resale. In addition, illiquidity may result from the decline in value of a property comprising one of the Company’s investments. There can be no assurances that the fair market value of any property held by the Company will not decrease in the future, leaving the Company’s investment relatively illiquid.

Furthermore, although the Manager expects that the Company’s investments will be disposed of prior to dissolution, the Company may have to sell, distribute, or otherwise dispose of its investments at a disadvantageous time as a result of dissolution.

The Company may become subject to penalties for usury.

State and federal usury laws limit the interest that lenders are entitled to receive on loans. Statutes differ in their provision relating to usury and as to the consequences of a usurious loan. One group of statutes requires the lender to forfeit the interest above the applicable limit or imposes a specified penalty. Under this statutory scheme, a Borrower may have the recorded mortgage or deed of trust canceled upon paying its debt with lawful interest, or the lender may foreclose, but only for the debt plus lawful interest. Under a second, more severe type of statute, a violation of the usury law results in the invalidation of the transaction, permitting the Borrower to have the recorded mortgage or deed of trust canceled without any payment and prohibiting the lender from foreclosing.

Transactions originated or acquired by the Company may be subject to state usury laws imposing maximum interest charges and possible penalties for violation, including restitution of excess interest and unenforceability of debt. The Company intends to originate or acquire transactions which charge various rates of interest, and uncertainties in determining the legality of interest rates and other borrowing charges under some state statutes may result in inadvertent violations. Some state laws make it illegal to charge or collect interest at a rate exceeding a certain percentage rate per annum, unless the lender belongs to a class of regulated lenders such as banks, mortgage companies, or real estate brokers. It is expected that all loans made and acquired by the Company will attempt to comply with state usury restrictions, if any, and will utilize usury savings clauses; however, usury laws in the states where the Company’s investments are located may limit the ability of the Company to charge interest and may create risk to the Company and the Company’s principal.

The Company relies on digital operations.

The Company is nearly paperless, with all documents secured and managed digitally. The Company utilizes industry proven software that allows it to track and manage its investments with confidence and accuracy. However, there are risks associated with technology. Defects in software products and errors or delays in processing of electronic transactions could result in:

•	transaction or processing errors;
•	diversion of technical and other resources from other efforts;
•	loss of credibility with current or potential customers;
•	harm to reputation; or
•	exposure to liability claims.

In addition, the Company relies on technologies supplied by third parties that may also contain undetected errors, viruses, or defects that could have a material adverse effect on the Company’s financial condition and results of operations.

15

Other General Risks of an Investment in the Company

The Company may be unable to find a sufficient number of attractive investment opportunities to meet its investment objectives.

The Company has not identified the particular investments it will make. Accordingly, an Investor must rely upon the ability of the Manager in making investments consistent with the Company’s investment objectives and policies. Although the principals have been successful in locating investments in the past, the Company may be unable to find a sufficient number of attractive opportunities to invest its committed capital or meet its investment objectives.

Furthermore, there may be a period of time before the Manager fully invests the proceeds of this Offering and begins to make distributions or payments. The Company’s Manager will attempt to invest the proceeds as quickly as prudence and circumstances permit; however, no assurance can be given as to how quickly the proceeds will be invested. Consequently, the distributions you receive on your investment may be reduced pending the investment of the Offering proceeds in real estate loans or direct real estate acquisition.

The Company’s Due Diligence May Not Reveal All Factors Affecting an Investment and May Not Reveal Weaknesses in Such Investments.

There can be no assurance that the Manager’s due diligence processes will uncover all relevant facts that would be material to an investment decision. Before making an investment, the Manager will assess the strength of the underlying properties and any other factors that they believe are material to the performance of the investment. In making the assessment and otherwise conducting customary due diligence, the Manager will rely on the resources available to them and, in some cases, investigations by third parties.

The Company will be relying on the Manager’s discretion and acquisition expertise.

The Manager will make all Company management decisions, including Company Asset selection. The Company will be relying in large part on the Manager’s acquisition expertise. The Manager may resign at any time with one-year notice to the Members without liability to the Company or Manager.

If the Manager withdraws or is terminated the Members may not be able to locate a suitable replacement.

The Company presently only has one Manager. If the Manager, subject to its one-year notice requirement, withdraws from the Company, is terminated by the Members, for cause, or is terminated as Manager by dissolution or bankruptcy, it may be difficult or impossible for the Members of the Company to locate a suitable replacement for the Manager. If it is unable to replace the Manager, the Company would proceed with liquidating the Company’s Assets, which may or may not be able to be successfully executed.

The Company’s activities may subject it to the risks of becoming involved in litigation.

The Company’s investment activities may include activities that will subject it to the risks of becoming involved in litigation by third parties. The expense of defending claims against the Company by third parties and paying any amounts pursuant to settlements or judgments would be borne by the Company and would reduce net assets and could require the Partners to return distributed capital and earnings to the Company. The General Partner, the Investment Manager, and their Affiliates will be indemnified by the Company in connection with such litigation, subject to certain conditions.

Because of the nature of certain of our investments, the Company may be subject to allegations of lender liability.

In recent years, a number of judicial decisions in the U.S. have upheld the right of Borrowers to sue lending institutions on the basis of various evolving legal theories (collectively termed “lender liability”). Generally, lender liability is founded upon the premise that an institutional lender has violated a duty (whether implied or contractual) of good faith and fair dealing owed to the Borrower or has assumed a degree of control over the Borrower resulting in creation of a fiduciary duty owed to the borrower or its other creditors or shareholders. Because of the nature of certain of the Company’s investments, the Company could be subject to allegations of lender liability.

16

In addition, under common law principles that, in some cases, form the basis for lender liability claims, if a lending institution (a) intentionally takes an action that results in the undercapitalization of a Borrower to the detriment of other creditors of such Borrower, (b) engages in other inequitable conduct to the detriment of such other creditors, (c) engages in fraud with respect to, or makes misrepresentations to, such other creditors or (d) uses its influence as an equity holder to dominate or control a Borrower to the detriment of the other creditors of such Borrower, a court applying bankruptcy laws may elect to subordinate the claim of the offending lending institution to the claims of the disadvantaged creditor or creditors, a remedy called “equitable subordination.” The Company could be subject to claims from creditors of an obligor that the Company’s investments in debt obligations of such obligor should be equitably subordinated. Alternatively, in bankruptcy a court may re-characterize the Company’s claims or restructure the debt using “cram down” provisions of the bankruptcy laws.

Disruptions in the financial markets or deteriorating economic conditions could adversely impact the Company’s ability to access capital.

As a result of the credit crisis and the occurrence of several high profile bankruptcies, recent government bailouts, bank failures, other negative corporate events, and certain other recent events, the financial markets have been disrupted in general and the availability and cost of capital for the Company and that of the Company’s competitors have been adversely affected. The achievement of the Company’s targeted rate of return is dependent, at least in part, upon the Company’s ability to access capital at rates and on terms the Manager determines to be acceptable. If the Company’s ability to access capital becomes significantly constrained, the Company’s financial condition and future investments may be significantly adversely affected.

Uninsured losses including those relating to real property or excessively expensive premiums for insurance coverage could reduce our cash flows and the return on our shareholders’ investment.

The Company will require that all Assets are insured against hazard. However, some events may be uninsurable or insurance coverage for such events may not be economically practicable. Losses from earthquakes, floods, or other weather phenomena, for example, as well as losses due to theft or fraudulent acts that could occur may be uninsured and cause losses to the Company. In addition, insurance may lapse without proper notice to the Manager and/or Assets may become temporarily uninsured and sustain damage during this period.

There may not be sufficient quality opportunities to immediately invest the proceeds received when Assets are paid off.

There is a risk that when the Assets are paid off, there may not be sufficient quality opportunities to immediately redeploy the proceeds received from these payoffs into new Assets. If the Company is unable to locate new Assets in a timely manner, the excess cash may water down the overall yield to the Company or the Manager may choose to repay Investors a portion or all of their Capital Account earlier than expected.

The real estate and financial sectors are highly competitive industries and competitive conditions could adversely affect our business or financial results.

The business and arena in which the Company is engaged is highly competitive, and the Company and Manager compete with numerous established entities, some of which have more financial resources and experience in the business than the Company or Manager. The Company and Manager expect to encounter significant competition from other market participants including private lenders, private equity fund managers, real estate developers, pension funds, real estate investment trusts, other private parties, potential investors or homeowners, and other people and/or entities with objectives similar in whole or in part to those of the Company. Any general increase in the availability of capital for such purposes may increase competition for Company Assets and could reduce the yields they produce, including those of the Company.

We may become subject to the Investment Company Act, which could interfere with our intended operations.

The Company intends to operate so as to not be regulated as an investment company under the Investment Company Act of 1940 (the “Investment Company Act”) based upon certain exemptions thereunder. Companies that are subject to the Investment Company Act must register with the SEC and become subject to various registration, governance, and reporting requirements. Compliance with such restrictions would limit the Company’s flexibility, and create additional financial and administrative burdens on the Company. The Company believes it can avoid these restrictions based on one or more exemptions provided for companies like the Company. Specifically, the Company expects to be exempted from registration under the Investment Company Act because the Company will not make a public offering of the Units and the engaged in purchasing or acquiring mortgages and other liens on, and interests in, real estate as determined under exemptions from the Investment Company Act and rules issued thereunder. Accordingly, the Company does not expect to be subject to the restrictive provisions of the Investment Company Act. However, the SEC has recently indicated that it may seek to narrow the exemption from registration for entities engaged in purchasing or acquiring mortgages and other liens on real estate. If the Company fails to qualify for exemption from registration as an investment company, its ability to conduct its business as described herein will be compromised. Any such failure to qualify for such exemption would likely have a material adverse effect on the Company.

17

Though the Manager does not intend to register under the Investment Advisers Act, it may be required to register under one or more state investment adviser acts (“State Advisers Acts”). State Advisers Acts are similar to the Investment Advisers Act but generally apply to investment advisers that are not subject to the Investment Advisers Act because of the amount of AUM or other exemptions from registration. The Manager intends to seek exemptions from such registration where possible. If the Manager does have to register under one or more State Advisers Acts, such registration may create administrative and financial burdens on the Manager.

Our Manager may become subject to the Investment Company Act, which would subject it to various regulatory requirements.

The Manager has not registered as an investment adviser under the Investment Advisers Act of 1940 (the “Investment Advisers Act”) and intends to operate so as to not be required to register as an investment adviser with the SEC for as long as possible (based upon certain exemptions thereunder). Specifically, investment advisers are not required to register under the Investment Advisers Act so long as they have less than $110 million in AUM, and the Manager expects to be further exempted from registration so long as the Manager has less than $150 million in AUM based on the fact that it is a manager to a real estate company that is a qualifying private company exempt from registration under the Investment Company Act. If or when the Manager exceeds that threshold, unless it is eligible for another exemption, it will be required to register under the Investment Advisers Act and will be subject to various restrictive provisions provided for therein. The Manager cannot determine at this time, what, if any, impact such registration and restrictions will have on its business or the business of the Company.

The Company’s Reliance on Exclusions from the Investment Company Act May Impact Certain Investment Decisions

The Investment Company Act excludes a real estate program from the definition of an “investment company” if it is “primarily engaged” in, the origination or acquisition of mortgages and other liens on, and/or interests in, real estate. The Manager has not sought a no-action letter from the SEC to confirm that the Company is eligible for this exemption. However, the Manager will rely on guidance issued by the SEC stating that so long as qualifying percentages of the Company’s assets consist of (1) mortgages and other liens on or interests in real estate; and (2) the remaining percentage of the Company’s assets consist primarily of real estate related assets, the Company will remain exempt from the Investment Company Act registration requirements. Because the Company is relying on an exemption that is dependent on the nature of the Company’s investment holdings, the Manager may need to consider such restrictions when assessing a potential investment for the Company, and may decide not to pursue an asset because such asset would jeopardize the Company’s use of the exemption, as opposed to whether or not the asset would otherwise be a sound investment for the Company.

Recent legislative and regulatory initiatives have imposed restrictions and requirements could have an adverse effect on our business.

The U.S. Congress, the SEC, and other regulators have taken, or represented that they may take, action to increase or otherwise modify the laws, rules, and regulations applicable to techniques and instruments in which the Company may invest. New (or modified) laws, rules, and regulations may prevent, or significantly limit the ability of, the Manager from using certain such instruments or from engaging in such transactions. This may impair the ability of the Manager to carry out the Company’s investment strategy and may otherwise have an adverse impact on the Company’s returns. Compliance with such new or modified laws, rules, and regulations may also increase the Company’s expenses and therefore, may adversely affect the Company’s performance. It is not possible at this time to predict with certainty what, if any, impact the new or modified regulations will have on the Manager or the Company, and it is possible that such impact could be adverse and material.

We may become liable for indemnification obligations to our Manager or its affiliates.

The Company will be required to indemnify the Manager and certain affiliated persons and entities of the Manager for liabilities incurred in connection with the affairs of the Company. Such liabilities may be material and have an adverse effect on the returns to the Members. The indemnification obligation of the Company will be payable from the assets of the Company, and Investors may be required to return certain amounts distributed to them to satisfy the indemnity obligations of the Company.

18

Risks Specific to Note Holders

Risk of Failure to Notify Manager of Desire to Cash-Out at Maturity

The Note Holder shall have responsibility for notifying the Manager of its desire to cash-out its Note. No later than 90 days prior to the Maturity Date, a Note Holder shall notify the Manager of Note Holder’s desire to cash-out and receive payment of outstanding principal and interest upon the Maturity Date. If the Note Holder does not provide the 90-day Cash-Out Notice, the Note upon the Maturity Date will automatically extend at the Note rate less 1% until either (i) the Note Holder notifies the Company that it wishes for the outstanding balance of the Note to be rolled over into a new Note, and such new Note is executed, or (ii) 90 days after the Note Holder provides a Cash-Out Notice.

Risk of 90-Day Continuance at Election of the Company

The Company may not be able to repay the principal balance of a Note at its Maturity Date. The Company shall have the right, upon receipt of 90-day Cash-Out Notice, to continue to make interest payments on a monthly basis to the Note Holder at the existing Note Rate plus 1% for up to 90 days beyond the Maturity Date without such continuation constituting an Event of Default.

Notes are not Liquid

An investment in the Notes is intended as an illiquid investment, and Notes are only repurchased or repayable early upon the written consent of the Manager, which may be withheld in its sole discretion.

Restrictions on Transfer

Note Holders will not be free to sell or transfer Notes without written consent from the Manager which may be withheld in its sole discretion. There is no market for the Notes, public or private, and there is no likelihood that one will ever develop. Note Holders must be prepared to hold their Notes to the Maturity Date, or beyond, and as a long-term investment. To comply with applicable tax and securities laws, the Manager, in its sole discretion, may refuse to consent to a transfer or assignment of Notes.

Pari Passu Intercreditor Interests; Note Holder Representative

The respective interests of each Note Holder in and to any payments made by the Company in respect of the Notes, any Security, and any collections in connection with the foreclosure of such Security shall be Pari Passu and no Note Holder shall have any priority over the other; provided further, that any such payments, Security, and/or collections received by any Note Holder, other than such payments, Security, and collections that are received by all Note Holders on a pro rata basis, shall be paid by such Note Holder to the Representative, to be held in trust for the benefit of all Note Holders.

The Representative shall initially be the Manager, and the Manager shall retain the right to select and appoint successor Representatives. The Representative shall have the authority to sign all documents and take any action necessary to protect each Note Holder’s Pari Passu rights in the Security. This means the Representative will be the only party with the authority to take any enforcement action with respect to the Notes, foreclose or take any other action to realize upon the Notes or the Security, institute any action or proceeding to collect or enforce the Notes, commence or cause to be commenced any bankruptcy or similar proceeding against the Company, or commence or exercise any other right to remedy against the Company. The Note Holder shall execute the Intercreditor Agreement as part of the documents, prior to acceptance by the Manager. By doing so, all Note Holders shall be treated equally with respect to their rights of payment.

Note Holders Have No Right to Vote or to be Involved in Management

Note Holders cannot exercise any control over the Company’s affairs and will not have any vote or influence over the Company, its investment policies, or any of its operations. The Manager will exercise complete control over the Company. The Manager has broad investment authority and may change its investment and underwriting policies (within the confines of its overall investment strategy) in its sole discretion, consistent with the duties it owes to all of the Note Holders. The Operating Agreement also provides that in its sole discretion, the Manager may withdraw from the Company at any time with one-year notice, which may result in the Company’s dissolution if a replacement is not named within such period.

19

Power of Attorney

Pursuant to the Intercreditor Agreement and the Subscription Agreement, the Note Holder appoints the Manager as the initial Representative, and any successor Representative, as determined by the Manager, as its true and lawful representative and attorney-in-fact in such Note Holder’s name, place, and stead to make, execute, sign, acknowledge, file, and record all instruments, agreements, or documents as may be necessary or advisable to reflect the exercise by the Representative of any of the powers granted to it under the Subscription Agreement and the Intercreditor Agreement.

The Note Holder will further authorize the Representative to take any further action which the Representative shall consider necessary or advisable in connection with any of the foregoing, giving the Representative full power and authority to do and perform each and every act or thing whatsoever requisite to be done in and about the foregoing as fully as such Note Holder might or could do if personally present. The Note Holder shall be bound by any representation made by the Representative acting in good faith pursuant to such power of attorney, and the Note Holder will waive any and all defenses which may be available to contest, negate or disaffirm the action of the Representative taken in good faith pursuant to such power of attorney.

Tax Risks

General tax considerations.

As with any investment that generates income and/or loss and distributes cash, an investment has federal income tax risks. The significant tax risks are discussed in greater detail later in this Offering Circular. All Investors are encouraged to review the tax risk section with competent tax counsel.

Investors should understand the role of the Company and the United States Internal Revenue Service (“IRS”) concerning the tax issues involved in any investment in the Company. The IRS may do any of the following:

•	Review the federal income taxation rules involving the Company and any investment in it, and issue revised interpretations of established concepts.
•	Scrutinize the proper application of tax laws to the Company, including a comprehensive audit of the Company at any time. The Company does not expect to fall under the reporting requirements for tax shelters, as the Company does not have the avoidance or evasion of Federal income tax as a significant purpose. If the Company borrows significant sums and incurs significant losses, however, the Company may be required to notify the IRS of its status as a tax shelter. The effect of such action is generally unknown, but could result in increased IRS scrutiny of the Company’s taxes.

The Company will:

•	Retain an accounting firm to annually prepare a financial statement on the Company’s behalf. At the discretion of the Manager, the Manager may at any time change accounting firms; and
•	Not apply to the IRS for any ruling concerning the establishment or operation of the Company.

AN INVESTMENT IN THE NOTES WILL RESULT IN TAX CONSEQUENCES TO THE INVESTOR. THUS, EACH PROSPECTIVE INVESTOR SHOULD CONSULT WITH ITS OWN TAX ADVISOR, ATTORNEY, FINANCIAL ADVISOR, BUSINESS ADVISOR, AND ACCOUNTING ADVISOR AS TO LEGAL, BUSINESS, TAX, ACCOUNTING AND RELATED MATTERS, IN ORDER TO FULLY UNDERSTAND THE FEDERAL, STATE, LOCAL, AND FOREIGN INCOME TAX CONSEQUENCES OF AN INVESTMENT IN THE COMPANY, AND ANY AND ALL TAX RAMIFICATIONS, AND ITS SUITABILITY FOR THE INVESTOR FROM A TAX AND PLANNING STANDPOINT.

20

This Offering Circular and any subscription materials provided by the Company do not constitute tax advice, and are not intended to substitute for tax planning.

The various tax issues, for both US and non-US investors, are beyond the scope of this Offering Circular and any subscription materials provided by the Company.

Nothing contained in this Offering Circular or any subscription or other materials should be construed as legal, financial, business, tax or accounting advice.

Nothing in this Offering Circular or any subscription or other materials should be relied upon for the maintenance of books and records for any tax, accounting, legal, or other procedure.

Neither the Company nor any Manager thereof has any indemnification obligation to any Member or investor as a result of any tax due as a result of an investment in the Company.

Investors may be subject to state and local taxes and filings.

Even if you would not otherwise be subject to tax in certain states, you may be required to file tax returns in states where we invest. Certain jurisdictions may collect taxes through withholding at the company level or at the investment level and any amounts so withheld that are allocable to your investment may be treated as a distribution to you. It is expected that income and gain we earn will subject you to tax and filing requirements in an unknown number of jurisdictions. We urge you to consult your tax advisor regarding the applicability of state and local taxes to, and additional filing requirements associated with, an investment in the Company.

EACH PROSPECTIVE INVESTOR SHOULD CONSULT WITH ITS OWN TAX ADVISOR, ATTORNEY, FINANCIAL ADVISOR, BUSINESS ADVISOR, AND ACCOUNTING ADVISOR AS TO LEGAL, BUSINESS, TAX, ACCOUNTING AND RELATED MATTERS, IN ORDER TO PROPERLY RECORD AND ACCOUNT FOR THE FEDERAL, STATE, LOCAL, AND FOREIGN INCOME TAX CONSEQUENCE (AND OTHER TAX CONSEQUENCES) OF AN INVESTMENT IN THE COMPANY, AND ANY AND ALL TAX REPORTING, FILINGS AND PROCEDURES REQUIRED AS A RESULT OF THE TAX CONSEQUENCES OF AN INVESTMENT IN THE NOTES.

USE OF PROCEEDS

The net proceeds to the Company from the sale of the Notes will be equal to the aggregate principal amount of the Units we sell less our offering expenses. If we sell the maximum offering amount, which is $50,000,000, the net proceeds will be approximately $49,900,000.00, after deducting estimated expenses for the preparation, filing, printing, legal, accounting and other fees and expenses related to the offering of approximately $100,000.00. The Company intends to use the net proceeds from this offering to invest in Company Assets and purchase Mortgage Notes and other distressed Real Estate, SPVs and other Real Estate Based Assets. The Company has not identified the particular investments it will make. Accordingly, an investor must rely upon the ability of the Manager in making investments consistent with the Company’s investment objectives and policies. Although the Manager has been successful in locating investments in the past, the Company may be unable to find a sufficient number of attractive opportunities to invest its committed capital or meet its investment objectives. The Company does not intend to use net proceeds for the purpose of repurchasing equity interests in the Company, but because of the nature of the Company’s cash flows, some proceeds from time to time may be used for such purposes. The proceeds will be used to compensate the Manager only to the extent that such proceeds may contribute to the fees of the Manager as discussed below under “Management” in this Offering Circular.

21

DESCRIPTION OF BUSINESS

Overview

The Company was organized as a Delaware limited liability company in October 2018 pursuant to filing the Certificate of Formation with the Secretary of State of Delaware.

Investment Objectives and Strategy

The Company’s objectives with respect to acquiring Assets are to effectively deploy the proceeds of this Offering in Assets which are expected to:

•	Preserve and protect each Note Holders’ interests;
•	Provide the Note Holders with annualized returns depending on investment size and duration of Note maturity (see page 6);
•	Ultimately provide Note Holders with a full return of their invested funds.

No assurance can be given that these objectives will be attained or that the Company’s capital will not decrease.

Strategy to Achieve Company Investment Objectives

The Company will endeavor to produce attractive risk adjusted returns by purchasing distressed loans and also by making real estate backed loans, with an expected focus on the East Coast.

Plan of Operation

The Manager will analyze and review a number of project investment opportunities on an ongoing basis.

THERE IS NO GUARANTEE THAT THE COMPANY WILL INVEST IN ANY PARTICULAR PROJECT OR OPPORTUNITY. FOR ANY NUMBER OF REASONS, THE COMPANY MAY OPT AGAINST PURSUING ANY PARTICULAR OPPORTUNITY.

The Company, either directly or through special purpose vehicles, which will be subsidiary funds owned by the Company, (each a “SPV”) will provide capital to real estate investors including Affiliates of the Manager. The Company and/or any SPV(s) of the Company may choose to borrow money from time to time from one or more senior lenders (“Credit Facilities” or “Facilities”) and may pledge one or more Company Assets as collateral for any such borrowing.

Any Facility shall be nonrecourse to the Members. The Manager (and/or its principals) and the Company may agree to provide its Guarantees for a given Facility but are not required to do so. Any Facility will likely have covenants that affect the Company, any SPVs, and the Manager.

Investments shall be made in markets in which the Manager feels confident and comfortable in its ability to invest and underwrite effectively.

22

The Company is focused on purchasing and selling performing and non-performing mortgage notes secured by first deeds of trust, mortgages or land contracts, as well as originating and selling real estate backed mortgage loans. The Company intends to conduct operations throughout the United States.

The Company will typically originate, purchase and acquire assets described below, subject to modification in the Manager’s discretion:

•	To purchase performing and non-performing Notes and other Real Estate backed loans
•	The assets acquired will generally be, but are not limited to, first lien position loans.
•	The Notes will be generally sold off to other investors
•	Asset acquisitions may be townhomes, single family residences, condominiums, multi-family units and other commercial assets.
•	At times Notes may be held within the fund for a time of, but not limited to, 6-18 months for the purposes of maximum returns to the investors.
•	The Notes will generally be, but not limited to, purchased in non-judicial states

Over the past 12+ years in the Mortgage Backed Securities industry, Amed and Rochelle Hazel (the principals of the Manager) have become qualified and verified buyers and have developed buying/selling relationships with many banks, hedge funds, private equity firms and other financial institutions and sellers of loans and mortgage related assets. Because of those relationships and our reputation in the industry, as a company that has the ability to close (complete deals), which is rare, many of these local institutions actively seek Amed and Rochelle out when they are looking to liquidate their assets for cash value.

The deals and opportunities usually come to the Manager as a portfolio, which is initially shown in an email as an Excel Spreadsheet. This allows the Manager to investigate and evaluate which deals to consider. Historically, the Manager will make its initial decisions based on the states the assets are in. There are certain states we prefer to do business in over others. For example, New York and New Jersey are states that we do not typically purchase Notes/Loans in based on the long foreclosure times (sometimes 5-7 years). Michigan is another state that we historically do not purchase in based on their economic, environmental and water issues as well as their Foreclosure Redemption Laws.

Once the spreadsheet is received, the Management team start with macro due-diligence where we look at certain criteria for the Notes/Loans such as State, Unpaid Principle Balance (UPB), Value, Urban or Rural area, Bankruptcy, how long it’s been non-performing, judicial or non-judicial states, etc. Other things Management look at during this time include back or overdue taxes, liens and judgements, municipal liens, subsequent mortgages. The Manager then uses this information to make a determination on whether to move to the next phase of evaluating the Notes/Loans themselves.

The next phase is what the Manager calls “micro due diligence”. This is where we look at information in deeper detail such as: a close evaluation of the Property, the Person (the Borrower) and the Paper (the Notes/Loans). At this point there is a review of whether the Property is vacant or owner occupied, whether the Borrower is living or deceased and whether the Paper/collateral file is intact; all documents are present, complete and signed in original ink.

There are certain things that may disqualify a Note from being purchased for the benefit of investors. Those things could include:

1.	a property that is too rural as they are difficult to liquidate,
2.	a property that is in extreme disrepair as developmental projects are not our preference,
3.	a property where the structure no longer exists even if there is still an existing mortgage,
4.	a property that is in an urban, war-zone

Note: Whether a Borrower is currently (at the time of evaluation or purchase) paying or not paying their unpaid principle balance is not a factor as to whether it might be prudent to purchase the Note/Loan.

Once the Manager has evaluated on the macro and micro levels, we then move to the purchase process. Here is where we begin to make offers and negotiate. The Manager always looks to purchase at deep discounts. The amount of such purchase is undefined because each seller has its own unique selling criteria. However, our desired model is that we pay 50% or less of the property value. Historically, we know that gives us significant upside if and when we have to reclaim the property and resell it, to be able to pay back our investors at our target return. For example, if we purchase at 50% of the property value and we are able to sell at 75% of value, we’d make a 25% markup, which allows the Manager to generate the desired returns to investors.

Once the Notes/Loans are purchased they are segmented by the Manager’s Asset Management Department. The Manager also looks at the loans on a macro and micro level and “Boards the Loans” with a servicing company. The Servicing Company is nationally licensed to be a debt collector and is the mediation expert which handles all incoming and outgoing phone calls, letters, monthly statements, payment collections and any legal issues that may arise such as foreclosures, deeds in lieu, missed payments, etc.

Our in-house Loss Mitigation Team, led by a former VP of a bank, helps with homeowner issues, payments and sees the Note/Loan to its final liquidation date. The Loss Mitigation Team also works in an advisory capacity where they give their expertise on what the best strategy for each Note/Loan should be based on their evaluation. Historically, our liquidation model is as follows: 60% of Notes/Loans acquired are liquidated quickly, 20% of Notes/Loans acquired will be reclaimed through Deeds in Lieu or Foreclosure and 20% of Notes/Loans acquired will be put into a re-performing status and held for monthly passive income which can be sold later, often for a higher mark-up.

Our Marketing Team also searches for active, qualified buyers. In addition, the Manager offers seminars and education where we teach and “home grow” our own buyers. These students are educated through our training platform, which makes it much easier for us to have buyers on hand when it’s time to sell at mark-ups. Not only have we been in the Mortgage Backed Securities business for over a decade, but we have written a best-selling book, have a nationally recognized Podcast, are contributing writers for The Billionaire Chronicle and speak globally on the topic in order to educate the marketplace.

23

DESCRIPTION OF SECURITIES OFFERED

The following descriptions of our securities, certain provisions of Delaware law and certain provisions of our certificate of formation and operating agreement, which will be in effect upon consummation of this offering, are summaries and are qualified by reference to Delaware law, our certificate of formation and our operating agreement, copies of which are filed as exhibits to the offering statement of which this offering circular is a part. See “Where You Can Find More Information.”

General

The Company is a Delaware limited liability company organized in 2018. The Company will sell Notes to its investors. (“Notes”). The Company operating agreement provides that it may issue an unlimited number of Notes as well as subsequent offerings with the approval of our Manager.

All of the Notes offered by this offering circular will be duly authorized and validly issued. Upon payment in full of the consideration payable with respect to the Notes, as determined by our Manager, the holders of such Notes will not be liable to the Company to make any additional investments with respect to such Notes Holders of Notes have no conversion, exchange, sinking fund or appraisal rights, no pre-emptive rights to subscribe for any securities of our Company and no preferential rights to distributions.

We intend to have a December 31 fiscal year end.

Principal Terms of Each Note

Each Note is governed by Delaware law.  The Principal Amount of each Note is determined pursuant to the Interest Rate Table below, and along with all accrued and unpaid Interest, will become payable on the Maturity Date, unless the Note is paid off earlier or becomes subject to an accelerated payoff.

Interest Rates Based on Investment Amount and Duration

	Investment Term
Investment Amount	3 Years	5 Years
$500 - $10,000	6%	7%
>$10,000	8%	9%

At the Maturity Date, the Note Holder shall inform the Company as to whether Note Holder wishes to extend the Maturity Date of the Note or “Cash-Out.”  If the Note Holder elects to “Cash-Out”, the Note Holder shall so inform the Company and the Company shall, upon receipt of the Cash-Out Notice, have up to 90 days beyond the Maturity Date in which to pay the entire Interest and unpaid Principal to the Note Holder without such continuation constituting an Event of Default (the “Cash-Out Period”).  During the Cash-Out Period, Interest shall continue to accrue at the existing Note Rate plus 1% until the Note has been paid in full.  The entire Interest and unpaid Principal shall be due 90-days after the Cash-Out Notice is received by Company.

Prepayment Provisions: The Company may prepay all or any portion of the Principal Amount of the Note or Interest accrued thereon, at any time prior to the Maturity Date, without penalty.

Events of Default: The Note will be in default and all Principal Amount not repaid and Interest shall be due in full in the event of a default in payment or performance of the Note that is not cured within fifteen (15) business days of Note Holder notice to Company, or the Company instituting a voluntary bankruptcy proceeding, or the commencement of an involuntary bankruptcy action against the Company which such action not cured by the Company within ninety (90) days of its commencement.

Amendment; Extension: Each Note may individually be amended only upon the written consent of the Company and the Note Holder.  However, the term of each Note may be extended by the written consent of the Note Holder and the Company, on the same terms and at the same Note Rate.

Assignment:  There are strict limits on assignment of each Note.

Security; Note Subordination: The Note Holder shall execute an Intercreditor Agreement as the security Agreement between the Company and the Note Holder.  But such Intercreditor Agreement shall be subordinate to any Company's senior debt financing (both in the right to payment and in the right to security, if applicable), and the Company is permitted to incur indebtedness ranking senior or pari passu with the Note while the Note is outstanding.

Expenses and Attorneys’ Fees: Each party shall pay its own costs and expenses incurred in connection with the negotiation, execution, delivery, and performance of the Notes. The Company shall be responsible for the attorneys’ fees of each Note Holder only in the event of an Event of Default that is not cured.  Otherwise, each party in any suit, action, or appeal filed or held concerning this Note shall be responsible for its own attorneys’ fees and shall not be responsible for the attorneys’ fees of any other party.

24

Distributions

We expect to distribute interest to the Note Holders as set forth in each individual Note.

Although we reserve the right to do so, we do not have any current intention to list our Units on a stock exchange or other trading market, nor is it expected that a public market for the Units will develop. We also do not anticipate that we will distribute other assets in kind (other than in the context of a roll up transaction).

Voting Rights

Note Holders cannot exercise any control over the Company’s affairs and will not have any vote or influence over the Company, its investment policies, or any of its operations. The Manager will exercise complete control over the Company. The Manager has broad investment authority and may change its investment and underwriting policies (within the confines of its overall investment strategy) in its sole discretion, consistent with the duties it owes to all of the Note Holders.

Transfer Agent and Registrar

As of the date of this offering circular, we have not engaged a transfer agent, and do not intend to engage a transfer agent until such time as we are required to do so, or deem it to be in the best interest of the Company in order to satisfy the conditional exemption contained in Rule 12g5-1(a)(7) of the Securities Exchange Act of 1934, as amended, or the Exchange Act.

PLAN OF DISTRIBUTION

We are offering up to $50,000,000.00 in Notes pursuant to this offering circular. Our investments will be primarily offered by associated persons of ours, through our Affiliate Legacy Builders Management LLC and through online platforms. In conducting this offering, such persons and online platforms intend to rely on the exemption from registration contained in Exchange Act Rule 3a4-1.

Legacy Builders Management LLC, and such other platforms as may be chosen by the Manager shall not be subject to the registration requirements of Section 304 of the JOBS Act because they will not offer and Sell securities pursuant to Section 4(a)(6) of the Securities Act, and, therefore, will not meet the definition of a “funding portal.” This offering circular and supplements hereto will be furnished to prospective investors upon their request via electronic PDF format and will be available for viewing and download 24 hours per day, 7 days per week on the Company’s website, as well as on the SEC’s website at www.sec.gov.

Advertising, Sales and other Promotional Materials

In addition to this offering circular, subject to limitations imposed by applicable securities laws, we expect to use additional advertising, sales and other promotional materials in connection with this offering. These materials may include information relating to this offering, property brochures, articles and publications concerning real estate, or public advertisements and audio-visual materials, in each case only as authorized by us. In addition, the sales material may contain certain quotes from various publications without obtaining the consent of the author or the publication for use of the quoted material in the sales material. Although these materials will not contain information in conflict with the information provided by this offering circular and will be prepared with a view to presenting a balanced discussion of risk and reward with respect to our Units, these materials will not give a complete understanding of this offering, us or our Units and are not to be considered part of this offering circular. This offering is made only by means of this offering circular and prospective investors must read and rely on the information provided in this offering circular in connection with their decision to invest.

25

MANAGEMENT’S DISCUSSION AND ANALYSIS OF FINANCIAL CONDITION AND RESULTS OF OPERATIONS

The Company Affiliates include, but are not limited to Premier Fund Management Group, LLC, Legacy Builders Management LLC.

As of the end of 2018 the family of companies was proud to have achieved some of the following benchmarks and successes:

·	The launch of Premier Note Fund I with a $600,000 Capital raise in under 30 days
·	Fund Manager has viewed and underwritten in excess of $100MM in Mortgage Loans
·	Developed a Training Platform where we teach Investors & Buyers how to buy from us
·	Developed a proprietary algorithm for maximizing profits on each loan that is liquidated
·	Secured relationships with the Top 200 non-performing Mortgage Note funds
·	Fund Manager has authored a Best Seller on the topic of Mortgage Notes, which is generating tremendous interest in the Fund
·	Fund Manager is a contributing writer to the publication The Billionaire Chronicle

In addition,

·	Affiliated with top industry associations such as the American Association of Private Lenders, Geraci, LLP and Pitbull Private Lenders

The Company and its Affiliates offer a number of competitive advantages which include:

·	A seasoned and experienced management team with developed relationships;
·	Extensive real estate acquisition and management experience;
·	Competitive lending terms and programs;
·	Aggressive Non-Performing Note Acquisitions
·	Established deal sourcing and underwriting processes;
·	Ability to adapt and manage operations as needed;
·	Innovative approach to internal and external products & offerings

BUSINESS

LB 1, LLC (the “Company”) was formed on October 3, 2018 as a Delaware Corporation for the general purpose of engaging in any lawful activity for which corporations may be organized under the law of the State of Delaware.

Results of Operations

2018 and 2019

The Company did not have any revenues or expenses for the period of October 3, 3018 (“inception”) through December 31, 2018, or the 11-month period from January 1, 2019 through November 30, 2019.

26

Liquidity and Capital Resources

2018

The Company did not have any operations or corresponding cash flows from inception through December 31, 2018 related to operating, investing of financing activities.

2019

The Company had net cash of $100 at November 30, 2019.

Operating Activities

During the 11-month period from January 1, 2019 through November 30, 2019, the Company used $45,800 to pay for syndication expenses related to the Capital raise filing.

Financing Activities

During the 11-month period January 1, 2019 through November 30, 2019, the Company received $100 in contributions from the founders.

Related Party Transactions

The Company owes the founders $7,500 at November 30, 2019 for certain syndication expenses paid during the 11-month period ended November 30, 2019. The Company also owes $38,300 to one of the founders’ companies for certain syndication expenses paid on its behalf during the 11-month period ended November 30, 2019.

Plan of Operations

Management of the Company intends to use a substantial portion of the net proceeds for general working capital and, once certain funding milestones are met, to move into marketing efforts, developing the team, developing our website, and marketing our offering. In our opinion, the proceeds from this Offering may not satisfy our cash requirements indefinitely, so we anticipate that it will be necessary to raise additional funds to implement the plan of operations. During that time frame, we may not be able to satisfy our cash requirements through sales and the proceeds from this Offering alone, and therefore we anticipate that we will need to attempt to raise additional capital through the sale of additional securities in additional offerings, or through other methods of obtaining financing such as through loans or other types of debt. We cannot assure that we will have sufficient capital to finance our growth and business operations or that such capital will be available on terms that are favorable to us or at all.

Trend Information

W are still in the startup phase, and therefore, unable to identify any known trends, uncertainties, demands, commitments or events involving our business that are reasonably likely to have a material effect on our revenues, income from continuing operations, profitability, liquidity or capital resources, or that would cause the reported financial information in this Offering to not be indicative of future operating results or financial condition.

Off-Balance Sheet Arrangements

Other than the financial commitments discussed in the financial statement footnotes (Note 5) related to attorney fees for offering related expenses, we do not have any off balance sheet arrangements that have or are reasonably likely to have a current or future effect on our financial condition, changes in financial condition, revenues or expenses, results of operations, liquidity, capital expenditures or capital resources that is material to investors.

Critical Accounting Policies

We have identified the policies outlined in this Offering Circular and attachments as critical to our current business operations and an understanding of our results of operations. Those policies outlined are not intended to be a comprehensive list of all of our accounting policies. In many cases, the accounting treatment of a particular transaction is specifically dictated by accounting principles generally accepted in the United States, with no need for management’s judgment in their application. The impact and any associated risks related to these policies on our business operations is discussed throughout Management’s Discussion and Analysis of Financial Condition and Results of Operation where such policies affect our reported and expected financial results. Note that our preparation of the financial statements requires us to make estimates and assumptions that affect the reported amounts of assets and liabilities, disclosure of contingent assets and liabilities at the date of our financial statements, and the reported amounts of revenue and expenses during the reporting period. There can be no assurance that actual results will not differ from those estimates.

27

Revenue Recognition

The Company had no revenue from inception through December 31, 2018, or the 11-month period from January 1, through November 30, 2019.

Additional Company Matters

The Company has not filed for bankruptcy protection nor has it ever been involved in receivership or similar proceedings. The Company is not presently involved in any legal proceedings material to the business or financial condition of the Company. The Company does not anticipate any material reclassification, merger, consolidation, or purchase or sale of a significant proportion of assets (not in the ordinary course of business) during the next 12 months.

MANAGEMENT

The Manager of the Company is Legacy Builders Management LLC, a Delaware limited liability company. The principals of the Manager are Amed Hazel and Rochelle Hazel. The Company does not have any employees at this time.

Name	Position	Age	Term of Office
Amed Hazel	CEO	48	N/A
Rochelle Hazel	CFO	43	N/A

Amed N. Hazel Sr.

Amed Hazel is the co-founder and Managing Partner of Premier Capital Investments, LLC, Premier Fund Management Group and Legacy Builders Management, LLC.

Amed entered the real estate business as a wholesaler with his wife and partner Rochelle. In a very short span they closed over 180 wholesale deals. They also incorporated short sales, lease options, rentals and other real estate strategies.

Amed and his wife shifted gears and broke the barriers of Wall Street to open the non-performing note business to the public. Over time and hundreds of deals later, they founded Premier Fund Management Group LLC. An investment fund for high net worth individuals to invest capital for passive returns.

Amed has been in the real estate business for more than 15 years, and works as a consultant in the real estate industry, specializing in non-performing notes. He created an algorithm that shows exit strategies and their profit margins so investors will know exactly how much profit is coming from a deal.

Amed is an Internationally recognized Podcast personality and educator and the author and creator of Note Buying Cash Machine, an online training platform for investors to learn the ins and outs of the non-performing note business.

Amed Hazel is the published author of the best seller, “Profiting From Non-performing Mortgage Notes”, which is sold on Amazon, carried by other book publishers, available on audible.com and soon to be published in multiple other languages. Amed is also a contributing writer for The Billionaire Chronicle, an International publication for high net worth investors.

You can find Amed on many stages, educating the masses on topics such as: Mortgage Notes, authoring their own books, Investment Strategies and other matters of personal Finance and Success.

Rochelle Hazel

Rochelle is the co-founder and Managing Partner of Premier Capital Investments, LLC, Premier Fund Management Group and Legacy Builders Management, LLC.

Rochelle began investing in real estate in 2006, with a focus on Wholesaling. Always looking to continue with her education and business excellence, she soon became known for her negotiating expertise in working with homeowners and banks in completing the Short Sale process. She was known as the “Short Sale Queen”. Along with her husband, Amed Hazel, Rochelle successfully closed in excess of 180 Real Estate deals between 2007-2009.

Rochelle created a Real Estate coaching program in 2008 to teach other up and coming real estate investors how to “perfect the close” in getting contracts signed and taking deals through the closing process. She is well known in the real estate investing community, both for her in-person coaching programs and for the online platform she created in 2007, which she operated through 2011.

Rochelle Hazel became a master of not only closing the deals and coaching the clients, but also was an innovator of several marketing systems that always kept a steady flow of buyers, sellers and clients flowing through the business.

In 2008, Rochelle, along with her husband Amed, learned of a little known, obscure facet of real estate and began her Mortgage Note journey. Through lots of trial and error, because there was no learning platform for this topic, they created massive success.

In 2014, Premier Note Fund I was created in order to increase the impact Rochelle & Amed were able to have on the Mortgage Note industry with Accredited Investors. In 2018, Rochelle & Amed decided to create Legacy Builders Management, LLC in order to help the average, working individual, who may not yet be wealthy, get in position to build their own Legacy through passive investments.

Rochelle is passionate about being a catalyst for the average person to grow and create a Legacy for future generations.

Over the years, Rochelle has built and cultivated relationships with many banks and other financial institutions, brokers, attorneys, note buyers, note service-based companies, and other entrepreneurs.

You can find Rochelle speaking to many groups from REIAs to Women’s Groups to Meetup Groups, as well as on a platform created by her and her husband to educate people on investments and personal finance.

28

Sponsors’ Experience:

The Sponsors have significant experience negotiating and making loans against real estate of all types, as well as purchasing and exiting pools of loans and Mortgage Backed Securities transactions.

The following is a summary, pursuant to Guide 5, Section 8. A.1 and describes the sponsor’s experience in the last ten years with all programs, both public and nonpublic, that have invested primarily in real estate, regardless of the investment objectives of the programs. This summary includes:

(a)

the number of programs sponsored:Since 2010 the Sponsors’ primary real estate asset class has been solely Mortgage Backed Securities. Amed and Rochelle Hazel (the Sponsors) have underwritten more than $2 billion of Mortgage Backed Securities throughout the following three (3) programs: Mornivay Enterprises, LLC, Premier Capital Investments, LLC and Premier Note Fund I, LLC to Investors nationwide. The Sponsors earned compensation based upon a three percent (3%) management fee in the Premier Note Fund I, and based upon the success of each transaction within each program with regard to all three programs. As Sponsors of each of the three (3) Programs, the Sponsors received one hundred percent (100%) of the net profits and proceeds AFTER payment of interest and any preferred and/or other return to the debt holders and equity investors in the three (3) programs;

(b)	the total amount of money raised from investors: The total amount of Capital Amed and Rochelle (Sponsors) have raised in their careers exceeds forty million dollars ($40M);

(c)	the total number of investors:More than fifty (50) discreet individual, corporate and fund investors;

(d)

the number of properties purchased and location by region: Among the three (3) programs we have purchased more than four hundred eighty (480) properties nationwide with an emphasis on the East Coast to Mid-West regions of the United States;

(e)	the aggregate dollar amount of real property purchased and sold:Tens of millions of dollars;

(f)

the percentage (based on purchase prices rather than on number) of properties that are commercial (broken out by shopping centers, office buildings and others) and residential: Fifteen percent (15%) of the deals completed by the three (3) programs are Commercial and the remaining Eight-Five percent (85%) are Residential (with Seven percent (7%) of the Residential being apartment buildings and multi-family dwellings). Commercial deals have historically included Mortgage Notes on churches, shopping centers, a shopping mall, hotels, an oil rig and a private community (which included a castle, 36 properties, an equestrian center and a NASCAR facility);

(g)

the percentage (based on purchase prices) of new, used or construction properties: One Hundred percent (100%) of the Mortgages purchased have been pre-existing or originated by another financial institution; and

(h)	the number of properties and mortgages sold: There have been more than three thousand two hundred (3200) mortgages sold throughout the three (3) programs.

As Managers, for each Mortgage Backed Securities transaction in each Program, the Sponsors were paid a combination of “success” fees, commissions, advisory and other remuneration from each transaction.

•

Mornivay Enterprises, LLC was a private (non-public) Mortgage Backed Securities program the Sponsors ran for 3 years and was completed. In Mornivay Enterprises, LLC, the M anagers raised approximately $4M.Of the $4M, there were approximately $240,000 paid out in third-party commissions and fees and t he Sponsors were paid approximately $120,000 in commissions and fees.

•

Premier Capital Investments, LLC was also a private (non-public) Mortgage Backed Securities program for 7 years and was completed. In Premier Capital Investments, LLC, the M anagers raised approximately $17.4M .Of the $17.4M, there were approximately $1M paid out in third-party commissions and fees and t he Sponsors were paid approximately $540,000 in commissions and fees.

•

P remier Note Fund I, LLC was also a private (non-public) Mortgage Backed Securities program for 6 years and was completed. In Premier Note Fund I, LLC, the M anagers raised approximately $600,000. Of the $600,000, there were approximately $18,000 paid out in third-party commissions and fees and t he Sponsors were paid approximately $40,000 in commissions and fees.

As Managers, the Sponsors did not sustain any losses in any of the Mortgage Backed Securities Programs.  In addition, they have not experienced any material adverse business developments or conditions, and in fact, the recent economic downturn and pandemic have increased the opportunities that have been presented to them over the past six (6) months.

29

Company Expenses

The Company will be responsible for all of its operating expenses including, without limitation, (i) all costs and expenses incurred in connection with identifying, evaluating, structuring, negotiating, developing, closing and servicing investments consummated by the Company (including, without limitation, any due diligence, travel, legal and accounting expenses, any deposits and commitment fees and other fees and out-of-pocket costs related thereto); (ii) taxes of the Company; (iii) all costs and expenses associated with obtaining and maintaining insurance for the Company and its assets, if any; (iv) all costs related to litigation (including threatened litigation) involving the Company, and indemnification expenses; (v) expenses and fees associated with third party auditors, accountants, attorneys and tax advisors and other professionals with respect to the Company and its activities; (vi) fees incurred in connection with the maintenance of bank or custodian accounts; (vii) brokerage points and commissions, referral and finder fees, and other investment costs incurred by or on behalf of the Company and paid to third parties; (viii) all expenses incurred in connection with the registration of the Company’s securities under applicable securities laws or regulations; (ix) all expenses associated with the borrowing of funds and procurement of lines of credit; (x) all expenses of liquidating the Company or its investments; and (xi) other general ordinary Company administration and overhead expenses.

The Manager (and NOT the Company) will be responsible for costs of its own personnel (including compensation and benefits), office space and general overhead expenses incurred in performing duties to the Company.

Management Fees

The Company does not have any employees, officers, or directors. The Manager is responsible for managing the Company. The Manager will receive compensation for its services to the Company, in the form of a base management fee and a management incentive fee, described in the following paragraphs.

The Manager will charge an annual Management Fee of 3% of the total Assets Under Management (“AUM”). The Management Fee shall be calculated, prorated, and paid at the end of each calendar month.

Investment by the Principals

The Manager may invest in the Company.

Fiduciary Duties of the Manager

Duties owed the Company by the Manager are prescribed by law and our Operating Agreement (“Operating Agreement”). The Act, provides that Delaware limited liability companies may, in their Operating Agreements, limit or eliminate any and all liabilities for breach of duties (including fiduciary duties) of a member, manager or other person to a limited liability company or to another member or manager or to another person that is a party to or is otherwise bound by a limited liability company agreement.

30

The Operating Agreement provides that the Manager will not be liable to the Company for losses resulting from errors in judgment or other acts or omissions unless the Manager acted fraudulently or in bad faith. Notwithstanding the foregoing, the Operating Agreement provides that neither the Manager nor any owner, director, officer, employee, or agent of the Manager shall be indemnified for any loss or damage incurred by them in connection with any judgment entered in or settlement of any lawsuit involving allegations that federal or state securities laws were violated by the Manager or by any such person in connection with the offer or sale of Units unless: (a) where the lawsuit is not settled, the person seeking indemnification successfully defends that lawsuit; and (b) indemnification is specifically approved by a court of law.

It is the position of the U.S. Securities and Exchange Commission that indemnification for liabilities arising from, or out of, a violation of federal securities law is void as contrary to public policy. However, indemnification will be available for settlements and related expenses of lawsuits alleging securities law violations if a court approves the settlement and indemnification, and also for expenses incurred in successfully defending such lawsuits if a court approves such indemnification.

The Operating Agreement provides that the Manager is not required to manage the Company as its sole and exclusive function. The Manager may have other business interests and may engage in activities other than those relating to the Company. The pursuit of such ventures by the Manager and/or Affiliates, even if competitive with the business of the Company, shall not be deemed wrongful or improper or a violation of any fiduciary duties by the Manager.

By subscribing to and holding our Units, each member will automatically agree to be bound by the provisions in our Operating Agreement, as may be amended from time to time. The failure of a member to sign our Operating Agreement does not render our Operating Agreement unenforceable against that person.

Indemnification and Exculpation

Subject to certain limitations, our operating agreement limits the liability of our Manager, its officers and directors, our sponsor and our sponsor’s shareholder and affiliates, for monetary damages and provides that we will indemnify and pay or reimburse reasonable expenses in advance of final disposition of a proceeding to our Manager, its officers and directors, our sponsor and our sponsor’s shareholder and affiliates.

Our operating agreement provides that to the fullest extent permitted by applicable law our Manager, its owners, directors, officers, employees and agents, will not be liable to the Company. In addition, pursuant to our operating agreement, we have agreed to indemnify our Manager, its owners, directors, officers, employees and agents, to the fullest extent permitted by law, against all expenses and liabilities (including judgments, fines, penalties, interest, amounts paid in settlement with the approval of our Company and attorney’s fees and disbursements) arising from the performance of any of their obligations or duties in connection with their service to us or the operating agreement, including in connection with any civil, criminal, administrative, investigative or other action, suit or proceeding to which any such person may hereafter be made party by reason of being or having been the Manager or one of our Manager’s directors or officers.

Insofar as the foregoing provisions permit indemnification of directors, officers or persons controlling us for liability arising under the Securities Act, we have been informed that, in the opinion of the SEC, this indemnification is against public policy as expressed in the Securities Act and is therefore unenforceable.

31

SECURITY OWNERSHIP OF MANAGEMENT AND CERTAIN SECURITYHOLDERS

The following table presents information regarding the ownership of the Company’s equity interests as of effective October 31, 2018 by:

•	our Manager; and
•	each equity owner known by us to beneficially hold 10% or more of the Company’s equity interests, which consist of all of our Manager’s Principals.

Beneficial ownership is generally determined under the rules of the SEC and generally includes voting or investment power with respect to securities. Unless otherwise noted, the address for each beneficial owner is listed below.

Name and Address	Number of Units Beneficially Owned	Percent of Class[2]
Manager:
Legacy Builders Management, LLC 818 Natchez Valley Trace Grayson, GA 30017	100	100%
TOTAL	100	100%

Other holders of 10% or more of the beneficial equity interests of the Company:

Principals of Manager (each a member and manager of the Manager):

Amed Hazel 818 Natchez Valley Trace Grayson, GA 30017	50	50%
Rochelle Hazel 818 Natchez Valley Trace Grayson, GA 30017	50	50%

INTEREST OF MANAGEMENT AND OTHERS IN CERTAIN TRANSACTIONS

Other than the Manager’s relationship to the Company as Manager, the Company has not engaged in, nor currently proposes to engage in, any transaction in which any of the Manager, any affiliates of the Manager, any other person holding more than a 10% interest in the Company, or any immediate family member of such persons, had or is to have a direct or indirect material interest.

CONFLICTS OF INTEREST

The Company is subject to various conflicts of interest arising out of its relationship with the Manager. None of the agreements and arrangements between the Company and the Manager, including those relating to compensation, resulted from arm’s length negotiations. In addition, no assurances can be made that other conflicts of interest will not arise in the future. These conflicts of interest include, but are not limited to, the Receipt of Management Fee, Company Administration Fee and Loan Servicing Fees by the Manager.

The Manager will be paid the Management Fee, as a percentage of AUM, which is based on the Stated Value of the Company Assets (as determined by the Manager). Such Management Fee is intended to compensate the Manager for its services and was not negotiated on an arm’s length basis. Since absent the existence of a Management Fee, Members might receive a higher rate of return, the interests of the Manager and the Investors are adverse in this respect.

___________

2 Percentages are based on 100 Units outstanding.

32

Receipt of Other Asset Level Fees by the Manager and its Affiliates

The Manager and/or Affiliates may charge reasonable, market-based loan origination, extension, processing, underwriting, loan servicing, fund administration, accounting, legal, appraisal and inspection fees in connection with services provided in connection with the business of the Company. All fees and compensation paid to Affiliates shall be market-based and commercially reasonable at all times.

Competition by the Company with Other Affiliated Companies

The Manager and its members may engage for their own accounts or for the accounts of others in other business ventures, including other public or private limited partnerships or limited liability companies. Neither the Company nor any holder of a Unit issued by the Company is entitled to an interest therein. The Manager’s members invest in real estate or other activities similar to those of the Company for their own accounts, and expect to continue to do so. The Company’s investment objectives and underwriting criteria may differ substantially from those of additional real estate investment programs sponsored by the Manager.

The Manager and its members may be members or managers of other entities which have investment objectives that have some similarities to the Company, which may cause the Manager’s members to pursue investments that are competitive with those of the Company. However, the decision as to the suitability of the investment by the Company will be determined by the Manager in its sole discretion and will be based upon a review of the Company’s investment portfolio and upon factors including but not limited to such as property location, investment size, net income, the effect of the investment on diversification of the Company’s portfolio, and the amount of Company capital then available for investment.

Sale or Participation of Loans

The Company will purchase, sell and/or participate loans to Affiliates of the Manager and to third parties with whom the Manager, or Affiliates of the Manager have a business relationship.

Preferred Equity Investments

The Company will, either directly or indirectly, make preferred equity investments in assets, companies and funds which will include Affiliates.

Other Investments

Personnel of the Manager and its respective Affiliates involved in managing and executing responsibilities of the Manager may have investments in other companies, funds or accounts and real estate interests sponsored by or affiliated with the Manager as well as investments in non-affiliates. The performance of and financial returns on such other investments may be at odds with those of the Company.

Lack of Independent Legal Representation

The Manager and Company are not represented by separate counsel. The attorneys and other experts who have prepared the documents for this Offering also perform other services for the Manager. This representation will continue.

33

Manager as Member

The Manager is a Member of the Company and from time to time may invest additional amounts in the Company. Any further investment by the Manager will be made according to the then prevailing Unit Price and otherwise be in such form and in such amount as determined by the Manager in its sole discretion, without notice or approval of the other Members. The Manager may also determine to have the Company accept its investment while rejecting the investments of others (though it does not intend to do so). As additional Units are issued, the increase in Units may reduce the amounts the Company has available to make distributions to other Investors, as distributions will need to be distributed amongst more Units. In addition, the Manager will be eligible to have the same rights to request the Company to redeem its Units as any other Member. Any such redemption may reduce the amount of funds available for the redemption or repayment of other Investors’ interests.

Furthermore, the interests of the Manager in its capacity as a Member may be adverse to the interests of other Members.

Indemnification

Pursuant to the Operating Agreement, the Company will indemnify its Manager and any of its Affiliates, agents, or attorneys from any action, claim, or liability arising from any act or omission made in good faith and in performance of its duties under the Operating Agreement. If the Company becomes obligated to make such payments, such indemnification costs would be paid from funds that would otherwise be available to distribute to Investors or invest in further Company Assets. To the extent these indemnification provisions protect the Manager and its Affiliates, agents, or attorneys at the cost of the Investors in the Company, a conflict of interest may exist.

Other Services or Potential Compensation

The Company may engage Affiliates of the Manager to perform services for and on behalf of the Company and the Company may, in connection with such services, pay to such Affiliates brokerage commissions and fees, property management fees, and other compensation as described in this Offering. Affiliates of the Company may receive commissions or fees from unrelated third parties with whom the Company is purchasing or selling a real property asset or engaging in another transaction and, that in such event, such Affiliate may have a potentially conflicting division of loyalties and responsibilities regarding the Company and the other parties to the transaction.

CERTAIN U.S. FEDERAL INCOME TAX CONSIDERATIONS

The tax considerations relating to the purchase, ownership and disposition of the Notes are significant and complex. It is impossible for any memorandum such as this to address all of the tax considerations that may be relevant to holders in light of their particular circumstances or to holders subject to special rules under US Federal income tax laws.

Therefore, all prospective investors are urged to consult their individual tax advisors with respect to the tax ramifications of any investment in, or holding of, any security of the company.

Under current law, the Company, which intends to be treated as a partnership for U.S. tax purposes, will be required to file a tax return with the IRS. If the tax returns of the Company are audited by the IRS, the tax treatment of the Company’s income and deductions generally is determined at the Company level and U.S. tax deficiencies arising from the audit, if any, are paid by the Members that were partners for U.S. tax purposes in the year subject to the audit.

The Bipartisan Budget Act of 2015 (“BBA”), changed many of the rules relating to the Tax Matters Member or Partnership Representative and their representation of the entity (in this case the Company) with respect to all tax matters. Specifically, under the general rule imposed under new legislation, an audit adjustment of the Company’s tax return filed or required to be filed for any tax year beginning during or after 2018 (a “Filing Year”) could result in a tax liability (including interest and penalties) imposed on the Company for the year during which the adjustment is determined (the “Adjustment Year”). The tax liability generally is determined by using the highest tax rates under the Code applicable to U.S. taxpayers, in which case any Adjustment Year partners of the Company would bear the audit tax liability at significantly higher rates (including interest and penalties) arising from audit adjustments and in amounts that are unrelated to their Filing Year economic interests in the Company partnership items that were adjusted.

34

To mitigate the potential adverse consequences of the general rule, the Company may be able to elect to pass through such audit adjustments for any year to the Members who were partners in the Company for the Filing Year (instead of those who are partners/members in the Adjustment Year), in which case those partners generally would be responsible for the payment of any tax deficiency, determined after including their shares of the adjustments on their tax returns for the Adjustment Year. The ramifications of the BBA changes to the audit procedures and rules could be significant, and prospective investors are strongly encouraged to consult with competent and experienced tax advisors and counsel with respect to the BBA changes, before making an investment in the Company.

AS REQUIRED BY U.S. TREASURY REGULATIONS GOVERNING TAX PRACTICE, YOU ARE HEREBY ADVISED THAT ANY WRITTEN TAX ADVICE CONTAINED HEREIN WAS NOT WRITTEN OR INTENDED TO BE USED (AND CANNOT BE USED) BY ANY TAXPAYER FOR THE PURPOSE OF AVOIDING PENALTIES THAT MAY BE IMPOSED UNDER THE INTERNAL REVENUE CODE OF THE UNITED STATES; THE ADVICE WAS PREPARED TO SUPPORT THE PROMOTION OR MARKETING OF TRANSACTIONS OR MATTERS ADDRESSED BY THE WRITTEN ADVICE; AND PROSPECTIVE INVESTORS REVIEWING THIS DISCUSSION SHOULD CONSULT THEIR OWN TAX ADVISERS CONCERNING THE U.S. FEDERAL, STATE, AND LOCAL INCOME TAX CONSEQUENCES IN THEIR PARTICULAR SITUATIONS OF THE PURCHASE, OWNERSHIP, AND DISPOSITION OF INTERESTS, AS WELL AS ANY CONSEQUENCES UNDER THE LAWS OF ANY OTHER TAXING JURISDICTION.

ERISA CONSIDERATIONS

In considering the acquisition of Units to be held as a portion of the assets of an “employee benefit plan” within the meaning of Section 3(3) of ERISA (“a Benefit Plan” or “Plan”), a Plan fiduciary, taking into account the facts and circumstances of such trust, should consider, among other things: (a) the effect of the “Plan Asset Regulations” (Labor Regulation Section 2510.3-101) including potential “prohibited transactions” under the Code and ERISA; (b) whether the investment satisfies the “exclusive purpose,” “prudence,” and “diversification” requirements of Sections 404(a)(l)(A),(B) and (C) of ERISA; (c) whether the investment is a permissible investment under the documents and instruments governing the plan as provided in Section 404 (a)(l)(D) of ERISA; (d) the Plan may not be able to distribute Units to participants or beneficiaries in pay status because the Manager may withhold its consent; and (e) the fact that no market will exist in which the fiduciary can sell or otherwise dispose of the Units and the Company has no history of operations. The prudence of a particular investment must be determined by the responsible fiduciary with respect to each employee benefit plan, taking into account the facts and circumstances of the investment.

Any Investor that invests funds belonging to a qualified retirement plan or IRA should carefully review the tax risks provisions of this Offering Circular as well as consult with their own tax advisors. The contents hereof are not to be construed as tax, legal, or investment advice. PROSPECTIVE BENEFIT PLAN INVESTORS ARE URGED TO CONSULT THEIR ERISA ADVISORS WITH RESPECT TO ERISA AND RELATED TAX MATTERS, AS WELL AS OTHER MATTERS AFFECTING THE BENEFIT PLAN’S INVESTMENT IN THE COMPANY. MOREOVER, MANY OF THE TAX ASPECTS OF THE OFFERING DISCUSSED HEREIN ARE APPLICABLE TO BENEFIT PLAN INVESTORS WHICH SHOULD ALSO BE DISCUSSED WITH QUALIFIED TAX COUNSEL BEFORE INVESTING IN THE COMPANY.

35

HOW TO SUBSCRIBE

How to Become and Investor

In order to invest, a prospective investor must electronically complete, sign and deliver to us an executed subscription agreement in the form attached to this offering circular as Appendix A, and wire funds for its subscription amount in accordance with the instructions provided therein. Settlement may occur up to 45 days after a prospective investor submits a subscription agreement, depending on the volume of subscriptions received. An investor will become a member of our Company, including for tax purposes, and the shares will be issued, as provided in the operating agreement and subscription agreement. The number of shares issued to an investor will be calculated based on the price per share in effect on the date we receive the subscription. We reserve the right to reject any investor’s subscription in whole or in part for any reason, including if we determine in our sole and absolute discretion that such investor is not a “qualified purchaser” for purposes of Section 18(b)(4)(D)(ii) of the Securities Act. If the offering terminates or if any prospective investor’s subscription is rejected, all funds received from such investors will be returned without interest or deduction.

ADDITIONAL INFORMATION

We have filed with the SEC an offering statement under the Securities Act on Form 1-A regarding this offering. This offering circular, which is part of the offering statement, does not contain all the information set forth in the offering statement and the exhibits related thereto filed with the SEC, reference to which is hereby made. Upon the qualification of our initial offering statement, we became subject to the informational reporting requirements of the Exchange Act that are applicable to Tier 2 companies whose securities are registered pursuant to Regulation A, and accordingly, we will file annual reports, semi-annual reports and other information with the SEC. You may read and copy the offering statement, the related exhibits and the reports and other information we file with the SEC at the SEC’s public reference facilities maintained by the SEC at 100 F Street, N.E., Washington, DC 20549.

You can also request copies of those documents, upon payment of a duplicating fee, by writing to the SEC. Please call the SEC at 1-800-SEC- 0330 for further information regarding the operation of the public reference rooms. The SEC also maintains a website at www.sec.gov that contains reports, information statements and other information regarding issuers that file with the SEC.

You may also request a copy of these filings at no cost, by writing, or telephoning us at:

LB 1 LLC

c/o Amed Hazel

818 Natchez Valley Trace

Grayson, GA 30017

(410) 627-1569

36

GLOSSARY OF DEFINED TERMS

The following terms shall have the meaning ascribed to them below when used elsewhere in this Offering Circular with the initial letter capitalized. Other capitalized terms found throughout this Offering Circular and not defined below or in the body of the Offering Circular shall have the meaning as ascribed to them in the Operating Agreement:

“Affiliates” shall mean The Affiliates of the Manager include, but are not limited to Premier Mortgage Group LLC, and Legacy Builders Management LLC.

“AUM” means total Company Assets under management. AUM shall be determined by the Manager based on consistently applied methodology which may be updated, modified. or improved in its sole discretion.

“Broker/Dealer” means a licensed broker/dealer employed by the Manager for the purpose of locating Investors for this Offering.

“Capital” shall mean the all capital invested by Members.

“Cash-Out Notice” shall mean that 60-day notice required to be given to the Manager from any Note Holder prior to (or after) a Note’s Maturity Date of the Note Holder’s desire to be cashed out of such Note.

“Code” means the Internal Revenue Code of 1986, as amended.

“Collateral” shall mean the property and interests securing a Mortgage Loan, primarily real property.

“Credit Facility” or “Facility” means any secured line of credit, including obligations to Note Holders, warehouse lines, and/or individual loans from any lender, secured in first position by one or more of the Company Assets.

“Cumulative” means that any shortfall of a Preferred Return in a given month shall carry forward until paid.

“Distributable Cash” means at the time of determination by the Manager, cash generated from the Company’s Assets and other operations of the Company after payment of or provision for the following expenses (a) interest and principal payments due under any Credit Facility or any other amounts borrowed by the Company, (b) Company Expenses, and (c) such amounts as the Manager deems reasonable in order to provide for any anticipated, contingent or unforeseen expenditures or liabilities of the Company. Distributable Cash shall be determined without regard to (i) capital contributions made by Members or (ii) principal advanced on Company indebtedness. Distributable Cash shall be determined by the Manager in its sole discretion.

“Distributions” means amounts which from time to time are distributed to Note Holders, at the Manager’s discretion, but subject to the limitations on discretion set forth in the Operating Agreement.

“Early Repayment Fee” means a fee up to 5% as determined by the Manager, of the original principal balance of the Note, plus an amount equal to the interest rate differential between the original interest stated on the Note and the interest allocable to the shortened holding period, will be charged for any Notes repurchased early. The Manager may or may not approve a request for a premature redemption in its sole discretion.

“Company Assets” or “Assets” means any and all assets of the Company including Mortgage Loans, real property, contracts or notes receivable, cash, or any other asset or receivable of the Company.

“Company Expenses” means Company organizational costs, CPA and accounting related costs for tax return preparation, financial statement preparation and/or audits, legal fees and costs, filing, licensing or other governmental fees, other third party audits, loan servicing fees, insurance costs (including without limitation GL, D&O, E&O and Fidelity), Company administration costs, fees associated with any Credit Facilities; and any other expenses associated with operation of the Company or management of its Assets. Expenses may include expenses for services provided by Affiliates and costs and expenses may be apportioned and/or reimbursed to or from Affiliates.

37

“Intercreditor Agreement” means the Intercreditor Security Agreement signed by each Note Holder, the Manager on behalf of the Company, and the Manager as Note Holder Representative.

“Investor” means the purchaser of Notes pursuant to this Offering (“Note Holder”).

“IRS” means the United States Internal Revenue Service.

“Leverage” means any note obligations of the Company on credit facilities; participations agreements; or Company note offerings.

“LTC” means the ratio of the loan amount (or unpaid principal balance) of any Mortgage Loan to the total acquisition costs at the time of acquisition of the property that secured the Mortgage Loan, including, without limitation, closing costs, title, recording and conveyancing fees, transfer taxes or documentary stamp taxes, pro-rata adjustments, lenders fees and origination charges.

“LTV” means the ratio of the loan amount (or unpaid principal balance) of any Mortgage Loan to the real property Collateral that secures that Mortgage Loan.

“Management Fee” means that 1% of AUM as an annual fee (payable as 0.0833% of AUM monthly) to be paid by the Company to the Manager. The Management Fee will be deemed earned daily and paid to the Manager on the last day of each calendar month, based upon the AUM as of the payment date as calculated by the Manager in its sole discretion. The Management Fee shall be paid by the Company prior to making any interest payments to Note Holders.

“Manager” means Legacy Builders Management LLC, a Delaware limited liability company.

“Maturity Date” means the date upon which a Note is due and payable in full as stated in the Note.

“Money Market Account” means one or more accounts in which the Company’s available cash will be placed. Each Money Market Account will consist of investments that are immediately liquid, and that, in the Manager’s judgment, are sufficiently safe while producing a yield, if any, on the Company’s cash.

“Mortgage Loans” means the loans originated or acquired by the Company (either in whole or in participation interests) from or through the Manager and which are secured by real estate.

“Note” or “Notes” mean a Note or the Notes issued from the Company to a Note Holder, to be executed by the Manager.

“Note Holder” means any purchaser of Note(s) pursuant to this Offering.

“Note Rate” means the total interest rate payable under a Note.

38

“Offering” shall mean the issuance of Notes in the Company pursuant to the terms of the Offering Circular, the Operating Agreement, the Intercreditor Agreement, the Subscription Booklets, and other related documents.

“Operating Agreement” means the Operating Agreement of the Company, to be executed by the Manager as well as each Member of the Company.

“Pari Passu” means proportionally, at an equal pace with, and without preference over other Investors of the same status.

“Participation” shall mean an investment by the Company in which it owns some undivided percentage interest in a Mortgage Loan.

“Repayment” means the Company’s paying of cash to a Note Holder to satisfy the Note Holder’s outstanding Note. The Manager shall have the right, at all time to repay a note prior to its Maturity Date.

“Reinvest,” “Reinvestment,” or “Reinvestment Option” each refer to a Note Holder’s election to add to its Note balance in lieu of receiving its interest payment in cash.

“SEC” means the United States Securities and Exchange Commission.

“Security” means the collateral securing the Notes.

“Stated Value” shall mean the figure used by the Company as the value for each Asset it owns to assist in determining the AUM. The Stated Value of each individual Company Asset shall be determined on the last day of each calendar quarter by the Manager in its sole discretion. The Manager, however, shall establish and follow a methodology for determining the Stated Value and may modify, alter, or improve the methodology from time to time in its sole discretion.

“Subscription Booklets” shall mean that package of documents provided to Investors for the purposes of evaluating the Offering and purchasing Notes in the Company. The Note Holder Subscription Booklet shall include this Offering Circular, the Operating Agreement, the Intercreditor Agreement, a sample Note, the Note Subscription Agreement, and the Investor Suitability Statement.

39

Alan T. Schiffman, CPA, PC

Financial Strategists *Business Consultants*

1166 Dimock Lane Naples, FL 34110

Telephone 239-595-0314; Fax 239-594-7984

Email: ats@naplescpa.net Website: alantschiffman.com

Independent Auditor's Report

To the Members of
LB 1 LLC
Grayson, Georgia

Report on the Financial Statements

We have audited the accompanying financial statements of LB 1 LLC, a Delaware Limited Liability Corporation, which comprise the balance sheets as of December 31, 2019 and 2018, and the related statements of income and changes in member's equity, and cash flows for the year ended December 31, 2019 and the period from October 3, 2018 (inception) to December 31, 2018, and the related notes to the financial statements.

Management's Responsibility for the Financial Statements

Management is responsible for the preparation and fair presentation of these financial statements in accordance with accounting principles generally accepted in the United States of America; this includes the design, implementation and maintenance of internal control relevant to the preparation and fair presentation of the financial statements that are free from material misstatement, whether due to fraud or error.

Auditors' Responsibility

Our responsibility is to express an opinion on these financial statements based on our audit. We conducted our audit in accordance with auditing standards generally accepted in the United States of America. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free from material misstatement.

An audit involves performing procedures to obtain audit evidence about the amounts and disclosures in the financial statements. The procedures selected depend on the auditors' judgment, including the assessment of the risks of material misstatement of the financial statements, whether due to fraud or error. In making those risk assessments, the auditors consider internal control relevant to LB 1 LLC's preparation and fair presentation of the financial statements in order to design audit procedures that are appropriate in the circumstances, but not for the purpose of expressing an opinion on the effectiveness of LB 1 LLC's internal control. Accordingly, we express no such opinion. An audit also includes evaluating the appropriateness of accounting policies used and the reasonableness of significant accounting estimates made by management, as well as evaluating the overall presentation of the financial statements.

We believe that the audit evidence we have obtained is sufficient and appropriate to provide a basis for our audit opinion.

Opinion

In our opinion, the financial statements referred to above presents fairly, in all material respects, the financial position of LB 1 LLC as of December 31, 2019 and 2018 and the results of its operations and its cash flows for the year ended December 31, 2019 and the period from October 3, 2018 (inception) to December 31, 2018 in accordance with accounting principles generally accepted in the United States of America.

Alan T. Schiffman, CPA, PC
Naples, Florida
March 3, 2020

40

LB 1 LLC

BALANCE SHEETS

As of December 31, 2019 and 2018

(See Accountant's Audit Report)

	2019	2018
ASSETS		
Current Assets		
Cash	$ 80	$ -
Deferred syndication costs	45,800	
Total assets	**$ 45,880**	**$ -**
LIABILITIES AND MEMBERS' CAPITAL		
Related party payables	$ 45,800	$ -
Total liabilities	$ 45,800	$ -
Members' Capital:		
Members' contribution	$ 100	$ -
Retained earnings (deficit)	$ (20)	
Total member capital	$ 80	
Total liabilities and members' capital	**$ 45,880**	**$ -**

See accompanying notes to the financial statements

41

LB 1 LLC

Statement of Income

For the Year Ended December 31 2019

For the Period from Inception (October 3, 2018) thorugh December 31, 2018

(See Accountant's Audit Report)

	2019	2018
Revenue	$ -	$ -
Operating expenses	20	-
Provision for income taxes	-	-
Net loss	**$ 20**	**$ -**

42

LB 1 LLC

Statement of Changes in Members' Equity

For the Year Ended December 31, 2019

For the Period from Inception(October 3, 2018) thorugh December 31, 2018

(See Accountant's Audit Report)

	2019	2018
Balance, beginning	$ -	$ -
Member Contributions	100	
Net loss	(20)	-
Balance, ending	**$ 80**	**$ -**

See accompanying notes to the financial statements

43

LB 1 LLC

Statement of Cash Flows

For the Year Ended December 31, 2019

For the Period from Inception (October 3, 2018) thorugh December 31, 2018

(See Accountant's Audit Report)

		2019		2018
Cash Flow From Operating Activities:				
Net income (loss)	$	(20)	$	-
Adjustments to reconcile net income to cash provided by operating activities:				
Changes in operating assets and liabilities				
Increase/ (decrease) in operating liabilities		None		
Decrease/ (increase) in operating assets		None		
Net cash provided by (utilized in) operating activities	$	(20)	$	-
Investing Activities				
Mortgages and other receivables				
Capital expenditures - Organization expenses				
Net cash (used in) provided by investing activities	$	-	$	-
Financing Activities				
Increase in related party payables	$	45,800		
Member Contribution	$	100	$	-
Proceeds from the issuance of long term debt				
Repayments of mortgage notes payable				
Deferred syndication costs	$	(45,800)		
Partner distributions				
Net cash provided by (used in) financing activities	$	100	$	-
Net (decrease)/increase in cash and cash equivalents	$	80	$	-
Cash and cash equivalents, beginning of period	$	-	$	-
Cash and cash equivalents, end of period	**$**	**80**	**$**	**-**

See accompanying notes to the financial statements

44

LB 1, LLC

Notes to Financial statements

December 31, 2019 and 2018

NOTE 1 - SUMMARY OF ORGANIZATION AND SIGNIFICANT ACOUNTING POLICIES

Organization

LB 1 LLC (the “Company”), was incorporated on October 3, 2018 in the state of Delaware. The Company is focused on purchasing and selling performing and non-performing mortgage notes secured by first deeds of trust, mortgages or land contracts, as well as originating and selling real estate backed mortgage loans. The Company intends to conduct operations throughout the United States.

The Company’s fiscal year end is December 31. The Company did not have any activity from October 3, 2018 through December 31, 2018. The Company is managed by Legacy Builders Management, LLC, (the “Manager”) who is the sole owner of Class A units. The Manager is in complete control of the Company business.

Basis of Presentation and Use of Estimates

The Company’s financial statements are prepared on the accrual basis of accounting in accordance with accounting principles generally accepted in the United States of America. These require the use of estimates and assumptions that affect the assets reported in the financial statements, as well as amounts included in the notes thereto, including discussion and disclosure of contingent liabilities. Although the Company uses its best estimates and judgments, actual results could differ from these estimates as future confirming events occur.

Impairment of Invested Assets

The Company will endeavor to produce risk adjusted returns by investing in a range of real estate backed opportunities. Opportunities may include, but are not limited to loans to Affiliates, investments into Affiliates’ other funds, preferred equity investments and partnerships, the acquisition and disposition of non-performing notes as well as other real estate backed investment funds. Investments shall be made in target markets in which the Manager feels confident and comfortable in its ability to invest and underwrite effectively.

For investments and the portfolio of non-performing notes classified as either available-for-sale or held-to-maturity, the Company will determine whether a decline in fair value is other than temporary and will generate realized or unrealized losses at the balance sheet date. Impaired assets will be written down and recognized in earnings at the time the losses are subject to measurement. Consistent with ASC 320-10-35-18, the Company will not provide a general allowance for unidentified asset impairment in the portfolio of assets.

Separate contracts, such as debt security and a guarantee or other credit enhancement is not considered in determining the fair value of an impaired investment.

45

Deferred Syndication Expenses

Financial Accounting Standard Board Accounting Standards Codification number 340-10-S99-1, Other Assets and Deferred Costs, allows specific, incremental costs directly related to securities offerings to be deferred and charged against the gross proceeds of the offering. The Company defers applicable syndication expenses based on this criteria. The Company will write off all deferred syndication expenses if a securities offering is aborted.

Fair Value Measurements

Fair value is defined as the exchange price that would be received for an asset or paid to transfer a liability in the principal or most advantageous market in an orderly transaction between market participants on the measurement date. The Company determines the fair values of its assets and liabilities based on a fair value hierarchy that includes 3 levels of inputs that may be used to measure fair value. The 3 levels are as follows:

Fair Value Measurements (Continued)

Level 1 inputs are quoted prices (unadjusted) in active markets for identical assets or liabilities that the Company has the ability to access at the measurement date. An active market is a market in which transactions occur with sufficient frequency and volume to provide pricing information on an ongoing basis.

Level 2 inputs are those other than quoted prices that are observable for the asset or liability, either directly or indirectly.

Level 3 inputs are unobservable inputs for the asset or liability. Unobservable inputs reflect the Company’s own assumptions about the inferences that market participants would use in pricing the asset or liability (including assumptions about risk). Unobservable inputs are developed based on the best information available in the circumstances and may include the Company’s own data.

Fair value measurements are further discussed in Note 4.

Income Taxes

The Company is an LLC under the Internal Revenue Code and a similar section of the state code. The members of an LLC are taxed on their proportionate shares of the Company’s taxable income. Therefore, no provision or liability for federal income taxes has been included in these financial statements.

LB 1 LLC’s income tax returns are subject to review and examination by federal, state and local governmental authorities. As of December 31, 2019, no income tax returns have been filed with federal, state and local governmental authorities.

Recent Accounting Pronouncements

Fair Value Measurement - In August 2018, the FASB issued ASU 2018-13, Disclosure Framework (Topic 820) - Changes to the Disclosure Requirement for Fair Value Measurement. This guidance removes or modifies various disclosures relating to the activity or reconciliation of Level 1, Level 2 and Level 3 fair value measurements. It is effective for interim and annual periods beginning after December 15, 2019. Management will evaluate this guidance and the impact it will have on the financial statements.

46

NOTE 2 - RISKS AND UNCERTAINTIES

The Company did not generate any revenue for the period from inception to December 31, 2018 and the year ended December 31, 2019. The Company is currently in the process of securing investor financing and commencing operations. However, there can be no assurance that LB 1 LLC will successfully be able to generate debt financing or commence operations. Failure to secure debt financing or commence operations could adversely affect the Company’s ability to achieve it business objective and the results of its operations.

NOTE 3 - CASH CONCENTRATION

The Company will maintain funds in a financial institution that is a member of the Federal Deposit Insurance Corporation. As such, funds are insured based on the Federal Reserve limit. LB 1 LLC has not experienced any losses to date, and management believes it is not exposed to any significant credit risk on the current account balance.

NOTE 4 - FAIR VALUE MEASUREMENTS

Due to their short term nature, the carrying values of cash deferred syndication expenses, and related party payables approximate their fair value at December 31, 2019.

NOTE 5 - COMMITMENTS AND CONTINGENT LIABILITIES

As of December 31, 2019, the Company expects that securities counsel will provide services related to the Offering in an amount not to exceed $20,000.

In the normal course of business, the Company may become a party to litigation matters involving claims against it. At December 31, 2019, there are no current matters that would have a material effect on the Company’s financial position or results of operations.

NOTE 6 - RELATED PARTY TRANSACTIONS

Related Party Payables

The Company owes the founders $7,500 at December 31, 2019 for certain syndication expenses paid during the eleven month period. The Company also owes $38,300 to one of the founders’ companies for certain syndication expenses paid on its behalf.

47

NOTE 7 - SUBSEQUENT EVENTS

General

The Company has evaluated subsequent events through March 3, 2020, the date the financial statements were available to be issued, and there were no events to report.

Offering of Notes

As discussed more fully in the Offering Circular herein, the Company will be offering for sale, on a best efforts basis, up to an aggregate of $50,000,000 in Notes. The minimum Note amount will be $500 and the duration of the Notes can be 3 years or 5 years. The Note Holders will have a secured interest in the Company assets. The secured interest will be in a senior position except in circumstances where individual Company assets have been or are being pledged by the Company to a senior lender.

The following illustrates other terms of the Notes:

LB 1, LLC

Notes Term Highlights

Amount	Investment Duration	Interest Rate

$500 to $10,000	3 years	6%
$500 to $10,000	5 years	8%
In excess of $10,000	3 years	8%
In excess of $10,000	5 years	9%

48

PART III - EXHIBITS

Exhibit No.	Description

2.A	Certificate of Formation, as amended

2.B	Operating Agreement

4.1	Form of Subscription Booklet Overview Form of Subscription Agreement Form of Secured Promissory Note Form of Intercreditor Security Agreement

11.1	Consent of Wallace A. Glausi, Attorney at Law (included in Exhibit 12)

11.2	Consent of Alan T. Schiffman, CPA, PC

12	Opinion of Counsel

49

SIGNATURES

Pursuant to the requirements of Regulation A, the issuer certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form 1-A and has duly caused this offering statement to be signed on its behalf by the undersigned, duly authorized, in Gwinnett county, state of Georgia on the  18th day of August, 2020.

LB 1 LLC By: LEGACY BUILDERS MANAGEMENT LLC Its: Manager

By:	/s/ Amed Hazel
Name:	Amed Hazel
Title:	Manager

By:	/s/ Rochelle Hazel
Name:	Rochelle Hazel
Title:	Manager

This offering statement has been signed by the following persons in the capacities and on the dates indicated.

Name	Title/Capacity	Date

/s/ Amed Hazel	Manager and 50% Member of Manager; and	August 18, 2020
Amed Hazel	Principal Executive Officer

/s/ Rochelle Hazel	Manager and 50% Member of Manager; and	August 18, 2020
Rochelle Hazel	Principal Financial Officer and Principal Accounting Officer

50